UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 28, 2022
Dear Stockholder:
You are cordially invited to attend Varex Imaging Corporation’s 2023 Annual Meeting of Stockholders on Thursday, February 9, 2023 at 5:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2023. Specific instructions for accessing and participating in the meeting are provided in the notice, proxy card, or voting instruction form you received. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.
We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.
Sincerely, Ruediger Naumann-Etienne, PhD Chairman of the Board

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
December 28, 2022
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
Varex Imaging Corporation will hold its 2023 Annual Meeting of Stockholders on Thursday, February 9, 2023 at 5:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2023.
This Annual Meeting is being held for the following purposes:
1.
to elect seven directors to serve until the 2024 Annual Meeting of Stockholders;

2.
to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

3.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2023; and

4.
to transact any other business that properly comes before the Annual Meeting.

The Board of Directors has selected December 12, 2022 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 1678 S. Pioneer Road, Salt Lake City, Utah 84104 for 10 days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by calling (801) 978-5447 and leave a message.
Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this Annual Meeting to you through the Internet. On or about December 28, 2022, we mailed or emailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice explains how to access and review on the Internet all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (sometimes also referred to herein as the “Annual Report”), as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.
By Order of the Board of Directors, Kimberley E. Honeysett Corporate Secretary

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.
Varex Imaging Corporation (“we,” “us,” “Varex,” or the “Company”) is a leading innovator, designer and manufacturer of X-ray imaging components, including X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems.
	Annual Meeting of Stockholders	Meeting Agenda
Date: Time: Place:
Thursday, February 9, 2023
5:30 p.m. Mountain Time
The 2023 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VREX2023 and following the instructions found in the Notice of Internet Availability of Proxy Materials and this Proxy Statement.

•
Election of seven directors to serve until the 2024 Annual Meeting of Stockholders

•
Advisory vote on executive compensation

•
Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2023

Record Date: Voting:
December 12, 2022
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
• Transact any other business that properly comes before the Annual Meeting
Voting Matters and Vote Recommendation
	Voting Matter	Board vote recommendation
1.	Election of directors	For each director nominee
2.	Advisory vote to approve executive compensation	For
3.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2023	For
Our Director Nominees
See Proposal One “Election of Directors” for more information.
The following table provides summary information about each director nominee as of December 12, 2022:
Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Kathleen L. Bardwell (FE)(I)	66	2022	Former Senior Vice President, Regulatory Affairs and Compliance at STERIS Corporation	—	M	M	—
Jocelyn D. Chertoff, M.D.(I)	67	2017	Chair of Radiology, Dartmouth Hitchcock Medical Center	—	M	—	C
Timothy E. Guertin(I)	73	2020	Former CEO of Varian Medical Systems, Inc.	1	—	M	M

Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Jay K. Kunkel(I)	63	2017	Former President Asia, Executive Vice President, Tenneco Inc.	—	M	M	—
Walter M Rosebrough, Jr.(I)	68	2018	CEO Emeritus and Senior Advisor, STERIS plc	—	—	C	M
Sunny S. Sanyal	58	2017	President and CEO, Varex	—	—	—	—
Christine A. Tsingos(FE)(I)	64	2017	Former Executive Vice President and CFO, Bio-Rad Laboratories	3	C	—	M

(I)
Independent Director

(FE)
Audit Committee Financial Expert

C
Chair

M
Member

AC
Audit Committee

CC
Compensation and Human Capital Management Committee (“Compensation Committee”)

NC
Nominating and Corporate Governance Committee (“Nominating Committee”)

Our Board recommends that our stockholders vote “for” the election of each of the director nominees.
Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.
•
All but one of the members of our Board of Directors (the “Board”), and all members of our key Board committees, are independent;

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Average director tenure is approximately 4.5 years as of December 12, 2022;

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Our entire Board is required to be elected annually;

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An “independent” non-employee director is Chair and the roles of Chair and Chief Executive Officer are separate;

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50% of our Board members are women or ethnically diverse;

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Majority voting and director resignation policy for directors in uncontested elections;

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Annual assessments of our Board and its committees;

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Regular executive sessions of independent directors;

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Regular focus on management and director succession planning;

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Stock ownership guidelines for our directors and executive officers;

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Broad executive officer and director anti-pledging and anti-hedging policies;

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Annual review of our business strategy and enterprise risk;

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Board and committee oversight of cybersecurity and environmental, social and governance (“ESG”) matters;

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A management level Executive Compliance Committee oversees our ESG and compliance programs and activities; and

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No multi-class or non-voting stock.

Executive Compensation Advisory Vote
See Proposal Two “Advisory Vote to Approve Our Executive Compensation” for more information.
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.
Approval of Auditor for Fiscal Year 2023
See Proposal Three “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.
Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2023.
2024 Annual Meeting
Stockholder proposals submitted for inclusion in our 2024 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than August 30, 2023.
Notice of stockholder proposals to be raised from the floor of the 2024 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 12, 2023 and no later than November 11, 2023. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

GENERAL INFORMATION
Q:
Who is soliciting my proxy?

A:
The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or in person. We have hired Georgeson LLC to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We expect that we will pay Georgeson LLC not more than $10,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on three proposals.

Proposal One is for the election of Kathleen L. Bardwell, Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr., Sunny S. Sanyal, and Christine A. Tsingos to the Board for a one-year term ending at the 2024 Annual Meeting of Stockholders.
Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.
Proposal Three is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2023.
Q:
Who can vote?

A:
Only our stockholders of record at the close of business on December 12, 2022 may vote. Each share of common stock outstanding on that date is entitled to one vote for each director nominee and one vote on each other matter to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (“fiscal year 2022”)) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, undertake to promptly deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at investor.relations@vareximaging.com or at:
Varex Imaging Corporation
Attention: Investor Relations
1678 South Pioneer Road
Salt Lake City, Utah 84104
(801) 972-5000
Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
Yes, and doing so will help us further reduce the cost and environmental impact of our stockholder meetings. If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any other time at www.computershare.com/investor. If your shares are registered in street name, please check with your broker, bank, or other nominee about how to receive future proxy materials by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.
Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either online at the virtual meeting or by proxy. To vote at the meeting, please visit www.virtualshareholdermeeting.com/VREX2023 and vote when indicated. To vote by proxy, please vote in one of the following ways:

1.
Via the Internet.   You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.
Via Telephone.   If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.
Via Mail.   If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing, and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote — by voting online at the virtual meeting, you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline (11:59 p.m. Eastern Time on February 8, 2023) by giving our Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “Abstain” (for Proposal One) and “For,” “Against,” or “Abstain” (for Proposals Two and Three) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR each of the director nominees, FOR Proposal Two, and FOR Proposal Three. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your broker, bank, or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank, or other nominee’s instructions on how to do so. If you wish to vote online at the virtual meeting, you must obtain a legal proxy from the broker, bank, or other nominee holding your shares.
Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on February 8, 2023. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 40,087,100 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present online at the virtual meeting or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors but are included in the shares entitled to vote on Proposals Two and Three. On Proposals Two and Three, abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum but will have no effect on the proposal because they are not “entitled to vote” on the matter. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Q:
What vote is needed?

A:
For Proposal One, the election of directors, a majority of the votes cast at the Annual Meeting at which a quorum is present shall elect the nominees for director. For purposes of the election of directors, a “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to “withhold” authority in each case and exclude “abstentions” with respect to that director’s election.

For Proposals Two and Three, an affirmative vote of the majority of shares present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote is required.
Q:
Is cumulative voting permitted for the election of directors?

A:
No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:
What happens if the director nominees do not receive a majority of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our Bylaws indicate that the director is to promptly tender his or her resignation to the Board. The Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. After considering the Nominating Committee’s recommendation, the Board will decide to act on the tendered resignation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our Bylaws.

Q:
Can I vote on other matters?

A:
You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the annual meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2024 Annual Meeting of Stockholders will be no earlier than October 12, 2023 and no later than November 11, 2023. The notice must give a brief description of the business to be brought before the annual meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).
Q:
When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:
To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2024 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than August 30, 2023. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:
How do I suggest potential candidates for director positions?

A:
A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2024 Annual Meeting of Stockholders will be no earlier than October 12, 2023 and no later than November 11, 2023. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Q:
How does the Board select nominees for election to the Board?

A:
The Nominating Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Global Select Stock Market (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal One — Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process, and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:
How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, the Board’s Chair or any other director or with the independent directors as a group or any other group of directors through the Board’s Chair by sending an email to boardofdirectors@vareximaging.com. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast, available at www.virtualshareholdermeeting.com/VREX2023, beginning at 5:30 p.m. Mountain Time on Thursday, February 9, 2023. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). If you have any questions about attending the Annual Meeting, please contact our Investor Relations department at investor.relations@vareximaging.com.

Q:
How can I attend the Annual Meeting?

A:
Stockholders who owned shares as of the close of business on December 12, 2022 are entitled to attend and vote at the Annual Meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should:

•
Navigate to www.virtualshareholdermeeting.com/VREX2023; and

•
enter the 16-digit control number found on your proxy card or the Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or the Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Thursday, February 9, 2023.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong Wi-Fi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt our ability to convene the meeting for longer than 30 minutes, we will make an announcement on the Investors page of our website at www.vareximaging.com regarding a date and/or time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the chair of the meeting may adjourn, recess, or expedite the 2023 Annual Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
Q:
How can I ask a question at the Annual Meeting?

A:
If you have a question about one of the matters on the agenda at the Annual Meeting, such question may be submitted in the field provided on the meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions related to any matters in the agenda to be voted on before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted into the field provided on the meeting website during the Annual Meeting. In the event that questions of general concern that meet the Board’s guidelines are not answered during the Annual Meeting, answers to such questions will be posted on the Investors page of our website at www.vareximaging.com promptly after the Annual Meeting.
If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, such matters may be raised separately before or after the Annual Meeting by contacting Investor Relations at investor.relations@vareximaging.com.
Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

VIRTUAL MEETING PHILOSOPHY
We will hold our Annual Meeting as a virtual meeting via the Internet. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, reduces the costs associated with planning, holding and arranging logistics for in-person meeting proceedings, and allows us to properly manage health and safety protocols. The Board welcomes stockholder participation in the virtual meeting and desires an experience as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•
providing stockholders with the ability to submit appropriate questions real-time during the meeting;

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;

•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and

•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined above under the General Information section in this Proxy Statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES
Our Board; Selection of Nominees
At this Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.
After six years of service on our Board, and another 14 years of service on the Board of our prior parent company Varian Medical Systems, Inc., Ruediger Naumann-Etienne will be retiring from the Board. We congratulate him on his retirement and thank him for his dedicated years of service, including six years as Chair of the Board. We are very grateful for his substantial contributions to the Board, the Company and our stockholders, particularly his important perspectives as the Company navigated through its early years as a public company. The Board expects to appoint a new Chair promptly following the Annual Meeting.
Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the full Board. There are no minimum qualifications for director nominees. The Nominating Committee generally seeks individuals who have or provide:
•
knowledge about our industries and technologies;

•
international business experience;

•
cultural, gender, ethnic or age diversity (although we do not maintain a formal diversity policy);

•
experience in financial oversight, and a strong reputation with the financial community;

•
experience in business management and the potential to succeed top management in the event of unexpected necessary Board intervention;

•
broad experience at the policy making level in business, government, education, technology, or public interest; or

•
business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value, represent the interests of all stockholders, and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. The Board believes that directors who are full-time employees of other companies should not serve on more than three public company boards at one time, and that directors who are retired from full-time employment should not serve on more than four public company boards. Further, our Board and Nominating Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected.
When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee.
The individuals named as proxyholders will vote your proxy for the election of the nominee directors unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.
Each of the nominees have been recommended by the Nominating Committee and nominated by the Board for election by the stockholders to a one-year term ending at the 2024 Annual Meeting of Stockholders. Set forth below are the names and ages as of December 12, 2022 of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes, or skills that led our Nominating Committee to conclude that each person should serve as a director. All our directors have held high-level positions in their fields and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and exercises sound judgment.
Kathleen L. Bardwell Age: 66 Director Since: 2022 Independent Varex Committee Memberships • Audit Committee • Compensation Committee
Principal occupation, business experience and directorships
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Positions at STERIS Corporation

•
Senior Vice President, Regulatory Affairs & Compliance (2019 – 2021)

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Senior Vice President, Chief Compliance Officer (2008 – 2019)

•
Prior to STERIS Corporation, served in several leadership roles including Vice President, Internal Audit and Tax for Cole National Corporation, a global leader in optical healthcare

•
Prior Public Company Board Memberships in Past Five Years: MainSource Financial Group, First Financial Bancorp

Experience, qualifications, attributes, or skills supporting directorship
•
35 years of audit and accounting experience coupled with extensive background in the field of quality and regulatory affairs for a multi-national medical device company

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Certified Public Accountant (CPA) since 1989; Certification in Risk Management Assurance (CRMA) designation since 2013;

•
Extensive experience in compliance, corporate governance and ESG matters; and

•
Experience serving on public company boards and committees, including audit and nominating committees, as well as audit committee chair.

Jocelyn D. Chertoff, M.D. Age: 67 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Nominating Committee (Chair)
Principal occupation, business experience and directorships
•
Positions at Dartmouth Hitchcock Medical Center

•
Chair of the Department of Diagnostic Radiology and Vice President of the Regional Radiology Service Line (2015 –  Present)

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Interim Chair of the Department of Diagnostic Radiology (2014 – 2015)

•
Vice Chair of the Department of Diagnostic Radiology (2004 – 2012)

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Practicing Radiologist since 1991

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge and experience in radiology;

•
Provides significant end-user perspective to assist with product development as well as with relationships with existing and prospective X-ray imaging system manufacturers; and

•
Experience serving on a number of non-profit boards and committees.

Timothy E. Guertin Age: 73 Director Since: 2020 Independent Varex Committee Memberships • Compensation Committee • Nominating Committee
Principal occupation, business experience and directorships
•
Positions at Varian Medical Systems, Inc.

•
Chief Executive Officer (2006 – 2012)

•
President (2005 – 2012)

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Chief Operating Officer (2004 – 2006)

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Corporate Executive Vice President (2002 – 2005)

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President, Oncology Systems (1992 – 2005)

•
Other Current Public Company Board Memberships: Teradyne, Inc., a supplier of automatic test equipment.

•
Prior Public Company Board Memberships in Past Five Years: Varian Medical Systems, Inc

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge of Varex’s management structure, strategy, and users of Varex’s technology, which he gained over more than 30 years with the former parent company of Varex;

•
Broad experience in product development, regulatory, marketing, financial and operational matters;

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Past service on the board of directors of Acelity L.P., Inc., a privately held global advanced wound care company;

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Service on the board of healthcare and technology industry organizations and service as a former director and chairman of the board of directors of TechAmerica (a nationwide technology trade association); and

•
Service on the board of trustees and as treasurer of the Radiation Oncology Institute, a non-profit organization engaged in cancer treatment research.

Jay K. Kunkel Age: 63 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Compensation Committee
Principal occupation, business experience and directorships
•
President Asia, Executive Vice President, Tenneco Inc., one of the world’s largest manufacturers of ride performance and clean air products and systems for automotive and commercial vehicles (November 2018 – November 2020)

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President Asia Pacific, Member of the Executive Counsel, and Company Officer, Lear Corporation, a global leader in automotive and e-systems (2013 – May 2018)

•
Positions at Continental AG, an automotive manufacturing company

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President Asia, Member of the Management Board (2007 – 2013)

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President Asia, Automotive Systems Division, Member of the Management Board (2005 – 2007)

•
Positions at PwC Financial Advisory Services

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Head of Corporate Finance and M&A Advisory

•
Managing Director and Regional Leader of Automotive & Manufacturing Practice

• Prior to joining PwC, held various positions at Visteon Automotive Systems, Mitsubishi Motor Sales of America, and Chrysler Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in manufacturing operations and the industrial market;

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International experience, including in key markets in Asia;

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Deep knowledge and core skills in corporate development and mergers and acquisitions; and

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Expertise in project management and restructuring operations.

Walter M Rosebrough, Jr. Age: 68 Director Since: 2018 Independent Varex Committee Memberships • Compensation Committee (Chair) • Nominating Committee
Principal occupation, business experience and directorships
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CEO Emeritus and Senior Advisor, STERIS plc, a provider of infection prevention and other procedural products and services (2021 – present)

•
President and Chief Executive Officer, STERIS plc (2007 – 2021)

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Prior to joining STERIS, served as President and Chief Executive Officer of Coastal Hydraulics, Inc.; also served in various executive positions in medical device and service businesses, including Chief Executive Officer, at Hill-Rom (recently purchased by Baxter), a global leader in patient support systems, therapeutic products, and workflow information technology

•
Prior Public Company Board Memberships in the Past Five Years: STERIS plc

Experience, qualifications, attributes, or skills supporting directorship
•
Service as a director and chief executive officer of a public company;

•
Over 35 years in the healthcare industry in various senior executive roles, including 25 years as chief executive officer;

•
Leadership experience in many major business functions, including product development, business development, manufacturing, finance, and marketing;

•
Experience leading ventures ranging in scale from start-up operations to multi-billion-dollar multinational businesses; and

•
Service on the following healthcare industry boards: AAMI (Association for the Advancement of Medical Instrumentation – Chairman Elect), AdvaMed (Advanced Medical Technology Association – Former Executive Committee), MDMA (Medical Device Manufacturers Association), and Health Insights (Former Chairman).

Sunny S. Sanyal Age: 58 Director Since: 2017
Principal occupation, business experience and directorships
•
President and Chief Executive Officer, Varex Imaging Corporation (January 2017 – Present)

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Senior Vice President and President, Imaging Components, Varian Medical Systems, Inc. (2014 – 2017)

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Chief Executive Officer, T-System Inc., an information technology solutions and services provider (2010 – 2014)

•
Positions at McKesson Corporation, a healthcare services and information technology company

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Chief Operating Officer, McKesson Provider Technologies (2006 –  2010)

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Group President, Clinical Information Systems division (2004 –  2006)

•
Previous management positions with GE Healthcare, Accenture, and IDX Systems Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in medical device and healthcare industry;

•
Key insight into Varex through his leadership position within Varian’s Imaging Components business before becoming our President and Chief Executive Officer; and

•
Significant public company operational experience.

Christine A. Tsingos Age: 64 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee (Chair) • Nominating Committee
Principal occupation, business experience and directorships
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Executive Vice President and Chief Financial Officer, Bio-Rad Laboratories, Inc., a leader in life science research and clinical diagnostics markets (2002 - 2019)

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Chief Operating Officer, Chief Financial Officer and consultant, Attest Systems, Inc., a leading software company in the IT asset management sector

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Chief Financial Officer, Tavolo, Inc., a leading online retailer of specialty food, cookware, and cooking-related content

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Vice President and Treasurer, Autodesk, Inc., a leading developer of design software

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Assistant Treasurer, The Cooper Companies, Inc., a global healthcare manufacturer of vision-related products

•
Other Current Public Company Board Memberships: Onto Innovation Inc. (formerly Nanometrics Incorporated), a manufacturer of semiconductor equipment, Envista Holdings Corporation, a global dental products company, and Telesis Bio, Inc. (formerly Codex DNA, Inc.) a maker of synthetic biology products

Experience, qualifications, attributes, or skills supporting directorship
•
Expertise in finance, operations, and financial reporting matters;

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Extensive experience and critical insights in financial management, strategic planning, acquisitions, treasury, and investor relations;

•
Over 25 years of public company experience and a proven track record, including being named Bay Area CFO of the Year in 2010 and among the Most Influential Women in Business 2008 – 2012; and

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Board and committee service for other public companies, including service as audit chair.

Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of the nominated members of our Board and demonstrate our commitment to inclusiveness and diversity.
	Bardwell	Chertoff	Guertin	Kunkel	Rosebrough	Sanyal	Tsingos
Leadership	•	•	•	•	•	•	•
Component Manufacturing			•	•	•	•
Medical	•	•	•		•	•	•
Industrial/Security			•	•	•	•
Financial	•	•	•	•	•	•	•
Gender, Ethnic, or National Diversity	•	•				•	•
International Experience	•		•	•	•	•	•
Board Diversity Matrix
The following matrix is provided in accordance with applicable Nasdaq listing requirements and each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f)(1). The matrix includes Mr. Naumann-Etienne, who is retiring from the Board effective upon the conclusion of the Annual Meeting.
Board Diversity Matrix (as of December 12, 2022)
Total Number of Directors	8
Gender	Female	Male	Non-Binary	Did Not Disclose
Number of directors based on gender identity	3	5	0	0
Number of directors who identify in any of the demographic categories below
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Governance of the Company
Overview
We are committed to strong corporate governance. Our governance policies and practices include:
Ethical Conduct and Strong Governance
•
The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

•
The fundamental responsibility of the Board is to represent the interests of our stockholders. However, in carrying out this responsibility, the Board may take into consideration the interests of other stakeholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) selecting, evaluating, compensating and, where necessary, replacing our Chief Executive Officer and other executive officers; (ii) approving corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (iii) providing general oversight of our business; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.
•
The Board has adopted a Code of Conduct applicable to all our employees, including our executive officers, and to our directors.

•
We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

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Each director is responsible for disclosing to the Nominating Committee and General Counsel situations that he or she reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating Committee and after consultation with legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

•
The Board conducts an annual assessment of its effectiveness and the effectiveness of each of its committees.

•
Directors are expected to attend all stockholder meetings.

•
The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating Committee.

Director Independence
•
We have an independent non-employee director as Chair, and our Bylaws mandate that the roles of Chair and Chief Executive Officer must be separated.

•
Other than Mr. Sanyal, our Chief Executive Officer, all of our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.

•
All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent.

Majority Voting
•
Our Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. Under this standard, if the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each director shall be elected if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Any incumbent director who is not re-elected by the majority voting standard will be required to tender his or her resignation promptly following the certification of the stockholders’ vote. The Nominating Committee will consider such resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation at the next regularly scheduled Board meeting following receipt of such recommendation and will promptly disclose publicly its decision regarding whether to accept the director’s resignation.

Board Structure
•
Our entire Board is elected annually.

•
Our Board is committed to inclusiveness and diversity, and 50% of our Board is diverse.

•
Our Board has adopted a guideline for director retirement that provides that nominees for directors should be 75 years or younger at the time of their election or re-election. This guideline may be waived if the Board deems it appropriate.

•
Our Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period. However, for the Board’s standing committees, our guidelines state that the Nominating Committee should consider recommending a new member to each committee every three years and rotating the Chair of a committee as appropriate.

•
The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agendas include review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of our Chief Executive Officer and management, and Board succession.

Director and Executive Compensation
•
The Board has adopted stock ownership guidelines for our directors and executive officers. Each non-employee director is expected to own shares valued at five times the directors’ annual retainer fee. Our Chief Executive Officer is expected to own shares valued at six times base salary, our Chief Financial Officer at three times base salary, and each of our other executive officers at one times base salary. Individuals who become subject to these stock ownership guidelines are generally required to achieve the applicable ownership level within five years of first becoming subject to the guidelines.

•
The Board has adopted a recoupment policy to recover certain cash and equity incentive payments made to executives in the event of a restatement of our financial statements.

Director Independence
The Board has determined that Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Dr. Naumann-Etienne, Mr. Rosebrough, and Ms. Tsingos are “independent” for purposes of SEC regulations, Nasdaq listing requirements, and under our Corporate Governance Guidelines. Mr. Sanyal, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships (such as Ms. Tsingos’ service on the board of Envista Holdings Corporation, the parent company to a customer of the Company), both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Dr. Naumann-Etienne, Mr. Rosebrough, or Ms. Tsingos have any material relationship, either direct or indirect, with us other than as a director and stockholder.
Board Meetings
The Board met eight times in fiscal year 2022. Each of the regularly scheduled Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Dr. Naumann-Etienne presiding at such meetings. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which such director served that were held in fiscal year 2022. Directors are encouraged to attend meetings of committees on which they do not serve as members. All our directors are strongly encouraged to attend our annual meetings of stockholders. All the directors then serving on the Board were present at our 2022 Annual Meeting.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. The Corporate Governance Guidelines and our Bylaws address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees, and meetings.
Our Bylaws require that the Chair of the Board be chosen from among the directors and may not be the Chief Executive Officer. The Board has determined that having a director who is “independent” within the meaning of the Nasdaq listing standards (Mr. Naumann-Etienne through the Annual Meeting) serve as Chair and Mr. Sanyal serve as Chief Executive Officer is in the best interests of the stockholders. We have separated the roles of Chief Executive Officer and Chair in recognition of the differences between the two roles, and we believe the separation of roles improves Board engagement and oversight. The duties of the Chair of the Board and the Chief Executive Officer are set forth in the table below:
Chair of the Board	Chief Executive Officer

•
Coordinates agendas for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board

•
Presides over meetings of the full Board, including executive sessions of independent directors

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Serves as a liaison to and acts as a communication channel between the Board and our Chief Executive Officer

•
Presides over meetings of stockholders

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Sets and oversees execution of our corporate strategic direction

•
Creates and implements our vision, values and mission that steer our culture

•
Leads our affairs, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

The Board believes that this overall structure of a separate Chair of the Board and Chief Executive Officer results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits our Company by enabling our Chief Executive Officer to focus on strategic matters while the Chair of the Board focuses on Board process and governance matters.
The Board’s Role in Risk Oversight
We face many risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board, as a whole, has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, and the Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas.
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as internal audit and external advisors, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable it to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chair of the relevant committee generally provides a summary to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, ethical compliance, information security, regulatory, and other matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The Audit Committee, the Compensation Committee, and the Nominating Committee share oversight of different aspects of our ESG programs.
Cybersecurity Risk Oversight
In addition, the Audit Committee oversees the Company’s cyber risk management program. The Audit Committee receives regularly scheduled updates on cybersecurity and information systems from management at least twice per year. In addition to regularly scheduled presentations, management alerts the Audit Committee Chair of significant cybersecurity threats or incidents as they arise. In order to respond to the threat of security breaches and cyberattacks, we have developed a program that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, the

Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. In addition, our employees participate in annual information security training. In the last three years, the expenses we have incurred from information security breach incidences were immaterial and none related to penalties or settlements.
COVID-19 Pandemic Risk Oversight
In response to the COVID-19 pandemic, we have been following a risk-based and phased approach by aligning with local government guidelines for our operations. Throughout the COVID-19 pandemic, the Board has overseen our crisis management policies and responses to ensure that we identify and respond to emerging risks. In particular, through regular updates and communications with management, the Board actively participated in overseeing the impact of the COVID-19 pandemic on our employees, business operations, financial position, and results of operations; understanding how management assessed the impact and appropriate response, including health safeguards, business continuity, internal communications, and infrastructure; and reviewing stakeholder communications plans with management.
Human Capital Resources
Talent Management
Our business results depend on our ability to successfully manage our human capital resources, including attracting, identifying, and retaining key talent. As part of our people management strategy, we monitor employee morale and our market reputation. To better understand how to measure the effectiveness of our people management strategy, and to establish a baseline understanding of employee loyalty and retention, in fiscal year 2021, we solicited feedback from our employees in the form of an employee net promoter survey, and in fiscal years 2021 and 2022 we solicited additional feedback and engaged with employees to share and discuss areas of improvement.
Total Rewards
We invest in our workforce by offering a competitive total rewards package that includes a mix of salaries or wages; health, retirement, and other benefits; and equity incentives. We strive to offer a competitive total rewards package that is responsive to local markets. In the United States, where our largest employee base resides, our benefits for eligible employees have included:
•
Health insurance coverage;

•
Tuition reimbursement up to a specified dollar amount;

•
Matching contributions to a tax-qualified defined contribution savings (“401(k)”) plan;

•
An employee assistance program; and

•
Training and development programs designed to help employees improve workplace performance.

Approximately 90% of our eligible employees participate in our 401(k) plan. In addition, in an effort to further align the interests of our employees with our stockholders, we have an equity-based incentive plan that provides for the grant of nonqualified stock options and restricted stock units (“RSUs”) to senior management and other eligible employees. Additionally, to encourage share ownership by our employees, we have implemented an employee stock purchase plan, which enables eligible employees to purchase shares of our common stock at a discount through payroll contributions.
Safety and Wellness
We provide our employees with upfront and ongoing safety training to ensure that safety policies and procedures are effectively communicated and implemented. Personal protective equipment is provided to those employees where needed for the employee to safely perform their job function. We have experienced personnel on site at each of our manufacturing locations that are tasked with environmental, health and personal safety education and compliance and, in Salt Lake City, we have an onsite nurse practitioner available to our employees for medical needs.
Board Committees and Committee Meetings
Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Corporate Governance Guidelines and Code of Conduct, can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com. Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.
Audit Committee
Chair: Ms. Tsingos
Additional Members: Ms. Bardwell, Dr. Chertoff, Mr. Kunkel, and Dr. Naumann-Etienne
Meetings in Fiscal Year 2022: 8
Committee Functions:
• Oversees our accounting and financial reporting process and audits of financial statements.
•
Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and the effectiveness of related compliance programs, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures we face that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, data privacy and other risks relevant to computerized information system controls and security, as well as our related mitigation efforts, including business continuity and disaster preparedness planning.

•
Reviews and approves our foreign exchange exposure management policy.

•
Prepares the Audit Committee Report included in our proxy statement.

•
Reports to the Board the results of its monitoring and recommendations.

•
Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications
Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Tsingos is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the chief financial officer of Bio-Rad Laboratories between 2002 and 2019 and as the chief financial officer of Attest Systems, Inc. between 2000 and 2002. The Board has also determined that Ms. Bardwell is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as a Certified Public Accountant and serving as chief audit executive of and leading the internal audit group at STERIS Corporation from March 2008 to November 2019.

Compensation and Human Capital Management Committee
Chair: Mr. Rosebrough
Additional Members: Ms. Bardwell, Mr. Guertin, Mr. Kunkel, and Dr. Naumann-Etienne
Meetings in Fiscal Year 2022: 5
Committee Functions:
•
Discharges the Board’s responsibilities relating to compensation of our executive officers.

•
Provides advice on human capital management matters that have major implications for the development of our Company.

•
Evaluates our compensation plan design, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

•
Reviews, not less than annually, our peer group for assessing the competitive range of compensation provided to individuals in similar positions at comparable companies.

•
Oversees our stock and cash incentive plans.

•
Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

•
Reviews the compensation paid to directors for service on the Board and its committees.

•
Ensures that reviews of plans for succession of executive officers occur at the Committee or Board level at least annually.

•
Provides oversight on the development, implementation and effectiveness of our practices, policies, and strategies relating to human capital management as they relate to our workforce generally.

•
Assesses, at least annually, the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our NEOs and certain other of our officers. Before making decisions on compensation for individuals other than our Chief Executive Officer, the Compensation Committee reviews with our Chief Executive Officer each individual’s performance and accomplishments over the prior year. Except for his own position, our Chief Executive Officer makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards, and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine and approve all matters of executive compensation and benefits for certain officers as designated in the charter. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation.
The Compensation Committee also reviews and provides oversight on the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity and employment practices.
Compensation Committee Advisors
To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant since May 2018. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.

The compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.
Member Qualifications
In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act.
Nominating and Corporate Governance Committee
Chair: Dr. Chertoff
Additional Members: Mr. Guertin, Mr. Rosebrough, and Ms. Tsingos
Meetings in Fiscal Year 2022: 6
Committee Functions:
•
Develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines, Code of Conduct, and Related Party Transaction Policy.

•
Identifies, evaluates, and recommends to the Board potential nominees to the Board, including those received from stockholders.

•
Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole in determining whether to recommend incumbent directors for re-election.

•
Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members and the selection of Board committee chairs.

•
Reviews and determines whether to approve all related party transactions in accordance with the Related Party Transaction Policy.

•
Oversees the annual review of director independence and evaluation of the Board’s performance.

•
Assists the Board in exercising oversight with respect to our ESG programs, policies and practices and related disclosures, and makes recommendations to the Board regarding our overall general strategy with respect to ESG matters.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
Our ESG/Sustainability Strategy
Managing the environmental, social, and governance aspects of our business is the central focus of our ESG/Sustainability strategy. From innovating new products and services to building relationships with our customers and local communities, our ESG/Sustainability strategy guides us in operating a responsible and resilient business. It addresses four key areas:
•
Inspiring Innovation

•
Protecting the Environment

•
Empowering People and Communities

•
Acting with Integrity

Inspiring Innovation
Innovation is at the heart of our aspiration to secure a healthier, safer future for all. The products we develop enable our customers to deliver high-quality services to those who need them most, from illness detection to security screening. By producing innovative components, we are also supporting our vision to be the preferred global partner for X-ray imaging solutions.
Better Health.   As a manufacturer of X-ray components, driving better health is at the core of our purpose as a business. Innovating for better health means developing the next generation of detection and diagnosis products and solutions for use in medical systems around the globe.
Product Safety and Quality.   We are committed to providing our customers with solutions that promote better health and a safer, more secure world. Safety, quality, reliability, and durability are key considerations for each product we design, and we perform hundreds of tests designed to ensure that our products satisfy our standards. In addition, we conduct consistent safety training, provide necessary personal protective equipment, and work to ensure that our employees, contractors, and visitors remain safe at our facilities. We have a dedicated team that reviews and investigates quality and safety incidents as well as near misses.
Caring for Our Customers: A Partner for Success.   Our success relies on our customers being successful. We develop our products and services with customer needs in mind, and regularly engage with them to understand how our components can support their businesses. We have cultivated relationships, some for over 40 years, in order to work together to create shared value.
Protecting the Environment
We recognize the importance of reducing our carbon footprint and promoting a more circular economy. We strive to embed sustainable thinking across our operations — not only because it is the right thing to do, but also because it makes good business sense.
Resource Stewardship.   Raw materials are critical in the production of our components, which is why we are finding creative ways to reuse what we can. We are also identifying areas of our operations where we can increase efficiency by diverting materials from the landfill at their end-of-life and designing our products with recyclability in mind.
We consider the environmental impact, including accounting for full-lifecycle waste, when designing products. To aid this analysis, we developed a set of Sustainable Innovation Guidelines. Under these guidelines, we aim to develop resource-efficient products by:
•
Designing for the circular economy;

•
Reducing our use of precious metals; and

•
Increasing our use of reusable/recyclable materials.

Climate Change and Energy.   We are investing in solutions to improve the sustainability of our operations and supply chain. Among other things, we are moving distribution from air transport to ocean freight, which will reduce greenhouse gas emissions and are investing in solutions to increase the energy efficiency of our facilities.
Empowering People and Communities
We are committed to creating workspaces where everyone feels supported to bring their best selves to work. We work to build a more diverse and inclusive workforce. We also work closely with the communities in which we operate, offering volunteering time and resources to benefit the health of the local population.
Being an Employer of Choice.   We are committed to creating a culture of inclusion where diverse minds and ideas are valued. To attract, retain and develop talented individuals, we believe our workforce should feel safe, healthy and supported. We seek to create workspaces where championing health and well-being is a collective effort.
Supporting our Neighbors.   Through working with our local communities, we are helping to build a healthier and safer future for all. We also view being a good corporate citizen as key to our ability to attract and retain talent. We focus these efforts in three areas: health and health research; STEM education; and diversity and inclusion to support the local communities of our global facilities.
Acting with Integrity
We want to be a company that customers and other stakeholders’ trust. That starts with acting responsibly and putting integrity, fairness and accountability at the forefront of our decisions. We partner with suppliers to promote a responsible supply chain, including protecting and respecting human rights.
Governance.   Our Board and its committees play important roles in creating sustainable value, developing ESG strategy and overseeing critical ESG matters.
The Board of Directors Our Board is responsible for oversight of ESG risks and opportunities.

Nominating and Corporate Governance Committee
Oversees our ESG efforts.
Reviews and evaluates our programs, policies and practices
relating to ESG issues and related disclosures.
Recommends to the Board our overall general strategy with respect to ESG matters.

Compensation and Human Capital Management Committee

Provides oversight on to the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity, and employment practices.

Audit Committee

Reviews our public disclosures with respect to sustainability accounting standards.
Reviews cybersecurity, data privacy and other risks relevant to our computerized information system controls and security, as well as mitigation plans and relevant policies and programs.
Reviews our business continuity and disaster preparedness planning.

In fiscal year 2021, we established a management-level Executive Compliance Committee to oversee our ESG and compliance programs and activities. The Executive Compliance Committee was formed to assist the Nominating Committee in fulfilling its oversight responsibilities with respect to ESG matters, and to assist with promoting an organizational culture that encourages law abiding and ethical conduct. The members of the Executive Compliance Committee are our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief HR Officer, Senior Vice President of Sales & Marketing, Vice President of Software Solutions and Vice President of Regulatory and Quality. In addition, in fiscal year 2021, we reviewed and revised our Code of Conduct and adopted a Human Rights Policy.
Ethical Business.   Operating a business responsibly requires a collective effort, and a key component of this is having employees who are engaged. Building a culture of compliance starts with establishing a process designed to educate our employees regarding our Code of Conduct. We perform annual ethics training that all employees are required to complete. In addition, practical training for managers and Human Resources business partners equips them with the knowledge to answer questions from employees, service providers, customers, and agents.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
BOARD RECOMMENDATION VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background to the Advisory Vote
Under Section 14A of the Exchange Act, stockholders are able to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote on Compensation”), the compensation of the NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables, and the other related tables and disclosure, is hereby APPROVED.”
The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving our goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of our stockholders.
We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement, as well as the related compensation tables and narrative, which provide detailed information on our compensation policies and practices and the compensation of our NEOs.
This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. Nonetheless, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.
Required Vote
Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Annual Meeting, online at the virtual meeting or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.
Next “Say-On-Pay” and “Say-on-Frequency” Advisory Votes
At the 2019 Annual Meeting of Stockholders, the Company’s stockholders determined, on an advisory basis, that the say-on-pay vote should be held on an annual basis. In accordance with that determination, we conduct an annual Advisory Vote on Compensation, and the Board expects to hold the next Advisory Vote on Compensation at the 2024 Annual Meeting. In addition, the Board expects to hold the next Advisory Vote on Frequency of Advisory Vote to Approve Executive Compensation at the 2025 Annual Meeting of Stockholders.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
Ratification of Independent Auditors
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2023, and we are asking you and other stockholders to ratify this appointment.
The Audit Committee, which is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Deloitte engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification, the appointment of Deloitte. In the event that a majority of the shares of common stock present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote on Proposal Three does not ratify this appointment of Deloitte, the Audit Committee will review its future appointment of Deloitte.
We expect that a representative of Deloitte will be present at the Annual Meeting and that such representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Required Vote
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending September 29, 2023 requires an affirmative vote of the majority of shares present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte.

AUDIT COMMITTEE MATTERS
Change in Auditor
As reported on our Current Report on Form 8-K filed on April 1, 2021 (the “Change in Auditor 8-K”), our Audit Committee on March 31, 2021 approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and engaged Deloitte to serve in this role for the fiscal year ending October 1, 2021.
PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 27, 2019 (“fiscal year 2019”) and October 2, 2020 (“fiscal year 2020”) did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During fiscal year 2019 and fiscal year 2020, and in the subsequent interim period through March 31, 2021, there were no disagreements with PwC (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years.
During fiscal year 2019 and fiscal year 2020, and in the subsequent interim period through March 31, 2021, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as noted below.
Fiscal Year 2019
As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the Securities and Exchange Commission on December 20, 2019, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) ineffective risk assessment process to identify and assess the risks in the Company’s business processes, (ii) ineffective control environment as the Company had an insufficient complement of resources with the requisite knowledge and experience to create the proper environment for effective internal control over financial reporting such that corrective activities to the Company’s internal control over financial reporting are appropriately applied, prioritized, and implemented in a timely manner, (iii) ineffective controls related to accounting for revenue, deferred revenue and related accounts receivable, including maintaining effective business process controls to prevent or detect misstatements in the processing of customer transactions, and the effect of the adoption of and continuous accounting for Revenue from Contracts with Customers, (iv) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the accuracy and valuation of inventory, specifically, ineffective controls related to inventory count procedures, the valuation of inventory at lower of cost and net realizable value and presentation and disclosure of inventory classifications, and (v) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including ineffective business performance monitoring review control over the Company’s international entities, ineffective controls related to elimination of intercompany balances, ineffective controls to identify post-close events which occur before the financial statements are available to be issued, and ineffective controls over the review of the statement of cash flows.
Fiscal Year 2020
As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2020 filed with the Securities and Exchange Commission on November 30, 2020, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) ineffective control environment as the Company had an insufficient complement of resources with the requisite knowledge and experience to create the proper environment for effective internal control over financial reporting such that corrective activities to the Company’s internal control over financial reporting are appropriately applied, prioritized, and implemented in a timely manner, (ii) ineffective risk assessment process to identify and assess the risks in the Company’s business processes, (iii) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the existence, accuracy, and presentation and disclosure of inventory, specifically, ineffective controls related to the verification of inventory at third party vendor locations and the presentation and disclosure of inventory classification, and (iv) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including controls related to the elimination of intercompany balances and to ensure appropriate segregation of duties over the preparation and review of journal entries.
The fiscal 2019 material weaknesses related to (i) ineffective controls related to accounting for revenue, deferred revenue and related accounts receivable, including maintaining effective business process controls to prevent or detect misstatements in the processing of customer transactions, and the effect of the adoption of and continuous accounting for Revenue from Contracts with Customers, (ii) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the accuracy and valuation of inventory, specifically, ineffective controls related to inventory count procedures and the valuation of inventory at lower of cost and net realizable value, and (iii) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including ineffective business performance monitoring review control over the Company’s international entities, ineffective controls to identify post-close events which occur before the financial statements are available to be issued, and ineffective controls over the review of the statement of cash flows have been remediated. As of the date of the Change in Auditor 8-K, the remaining fiscal 2019 and fiscal 2020 material weaknesses were unremediated. The subject matter of these reportable events was discussed by the Audit Committee with PwC. The Company has authorized PwC to respond fully to the inquiries of the Company’s newly appointed independent registered public accounting firm concerning the subject matter of the above-described reportable events.
During fiscal year 2019 and fiscal year 2020, and the subsequent interim period preceding the dismissal of PwC, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Remediation Efforts of Previously Disclosed Material Weaknesses
Subsequent to the evaluation made in connection with filing our Annual Report on Form 10-K for the year ended October 2, 2020, management, with the oversight of the Audit Committee of the Board of Directors, continued the process of remediating the material weaknesses. During the fiscal year ended October 1, 2021 (“fiscal year 2021”), we completed our plans to remediate these material weaknesses by undertaking the following actions:
•
We invested significantly in the quality of our accounting talent including management, technical, process improvement and financial system roles. Additionally, we implemented programs to: improve our talent acquisition and retention platforms; enhance technical, transactional and control knowledge of our accounting teams; and create a culture of accountability and control. These programs have significantly improved the stability of our global accounting organization.

•
We completed a gap analysis of our key controls. In completing this analysis, we identified areas where new controls were necessary and enhancements to existing controls, policies and procedures needed to be made.

•
We implemented or enhanced controls in the inventory business process over (i) verification of inventory at third party vendor locations and (ii) presentation and disclosure of inventory classification.

•
We implemented or enhanced controls in the financial reporting close process over (i) journal entry posting rights and responsibilities, (ii) appropriate level of segregation of duties and (iii) completeness, accuracy and elimination of intercompany balances.

As a result of these remediation activities and based on the results of the operating effectiveness testing, we performed for the new and modified controls, we concluded that the previously reported material weaknesses have been fully remediated as of October 1, 2021.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally requested annually, and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence promulgated by the SEC.
Principal Accountant Fees and Services
The following is a summary of the fees for professional services billed (or to be billed) to us by Deloitte, our principal independent registered public accounting firm for fiscal years 2022 and 2021. “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and (ii) of this sentence, provide professional services to Varex.
Fee Category	Fiscal Year 2022	Fiscal Year 2021
Audit Fees(1)(2)	$2,916,207	$2,651,085
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(3)	$86,858	$5,685
Total Fees	$3,003,065	$2,656,770

(1)
Audit Fees.   Consist of fees for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2022 increased over the prior year primarily due to the increased number of statutory audits performed by Deloitte in 2022 compared to 2021.

(2)
Change in Principal Auditors.   As previously disclosed, we changed our principal independent registered public accounting firm during fiscal year 2021. In addition to the audit fees paid to Deloitte, in fiscal year 2021, we paid PwC $1,036,528 in audit fees.

(3)
All Other Fees.   Consist of ESG advisory services and fees for accessing an online accounting and financial information resource site in fiscal year 2022 and fees for accessing an online accounting and financial information resource site in fiscal year 2021.

The Audit Committee determined that the provision of the above services, and the fees that we paid for these services, are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services that Deloitte provided in fiscal years 2022 and 2021 and all services PwC provided in fiscal year 2021 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) consists of the five directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under Nasdaq listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the integrity of the Company’s financial reporting process and related matters, as well as the effectiveness of the Company’s internal control over financial reporting. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually and did so in the August 2022 Audit Committee meeting.
As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2022 and met with management, as well as with representatives of Deloitte & Touche LLP, (“Deloitte”) the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).
In addition, the Audit Committee received the written disclosures and letters required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with members of Deloitte its independence from management and the Company.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by Deloitte, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected Deloitte to be the Company’s independent registered public accounting firm for fiscal year 2023. In doing so, the Audit Committee considered the results from its review of Deloitte’s independence, including (a) all relationships between Deloitte and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) Deloitte’s performance and qualification as an independent registered public accounting firm, and (c) the fact that the Deloitte engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Deloitte to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of Deloitte.
Christine A. Tsingos (Chair)
Kathleen L. Bardwell
Jocelyn D. Chertoff
Jay K. Kunkel
Ruediger Naumann-Etienne

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers
This table shows as of December 2, 2022: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each NEO and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1678 S. Pioneer Road, Salt Lake City, Utah 84104. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 2, 2022 by the sum of the 40,087,100 shares of common stock outstanding on December 2, 2022, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 2, 2022.
	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned(16)	Percent of Class
Stockholders
Blackrock, Inc.(1)	6,676,255	16.7%
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.(2)	4,264,345	10.6%
100 Vanguard Blvd., Malvern, PA 19355
Shapiro Capital Management LLC(3)	2,977,970	7.4%
3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305
Kathleen L. Bardwell	—	*
Jocelyn D. Chertoff, M.D.(4)	27,138	*
Brian W. Giambattista(5)	117,401	*
Timothy E. Guertin(6)	11,721	*
Andrew J. Hartmann(7)	110,555	*
Kimberley E. Honeysett(8)	141,590	*
Jay K. Kunkel(9)	27,599	*
Shubham Maheshwari(10)	140,031	*
Ruediger Naumann-Etienne, PhD(11)	39,308	*
Walter M Rosebrough, Jr.(12)	35,742	*
Sunny S. Sanyal(13)	1,088,007	2.6%
Christine A. Tsingos(14)	27,599	*
All directors, nominees for director and executive officers as a group (12 persons)	1,766,691	4.2%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 2, 2022.

(1)
Based on a Schedule 13G/A filed on February 7, 2022, Blackrock, Inc. has sole power to vote 6,516,279 of these shares and sole power to dispose of 6,676,255 of these shares.

(2)
Based on a Schedule 13G/A filed on February 10, 2022, The Vanguard Group, Inc. has sole power to vote 0 of these shares, shared power to vote 38,000 of these shares, sole power to dispose of 4,192,608 of these shares, and shared power to dispose of 71,737 of these shares.
(3)
Based on a Schedule 13G filed on February 10, 2022, Shapiro Capital Management LLC has sole power to vote 2,731,255 of these shares, shared power to vote 246,715 of these shares, and sole power to dispose of 2,977,970 of these shares.

(4)
Amount shown includes 13,041 deferred stock units (“DSUs”) that have vested but that are subject to deferred distribution.

(5)
Amount shown includes 110,479 shares that may be acquired under stock options exercisable within 60 days of December 2, 2022.

(6)
Amount shown includes 11,721 DSUs that have vested but that are subject to deferred distribution.

(7)
Amount shown includes 100,496 shares that may be acquired under stock options exercisable within 60 days of December 2, 2022.

(8)
Amount shown includes 136,503 shares that may be acquired exercisable stock options exercisable within 60 days of December 2, 2022. Also includes 195 shares held in a trust of which Ms. Honeysett is the trustee.

(9)
Amount shown includes 13,041 DSUs that have vested but that are subject to deferred distribution.

(10)
Amount shown includes 113,490 shares that may be acquired under stock options exercisable within 60 days of December 2, 2022.

(11)
Amount shown includes 17,933 DSUs that have vested but that are subject to deferred distribution.

(12)
Amount shown includes 14,000 shares held in a trust of which Mr. Rosebrough is the trustee and 13,041 DSUs that have vested but that are subject to deferred distribution.

(13)
Amount shown includes 988,130 shares that may be acquired under stock options exercisable within 60 days of December 2, 2022.

(14)
Amount shown includes 13,041 DSUs that have vested but that are subject to deferred distribution.

(15)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of common stock owned, and stock options exercisable within 60 days of December 2, 2022. This table does not include (i) unvested grants of restricted stock units and performance-based stock options for our executives or (ii) unvested DSUs for our non-employee directors, both of which are disclosed in the Compensation Discussion and Analysis Section of this Proxy Statement.

Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during fiscal year 2022 was a director or an executive officer or held more than 10% of our common stock filed the required reports on time in fiscal year 2022, except Mr. Rosebrough and Dr. Naumann-Etienne. Due to an administrative error, Mr. Rosebrough filed on February 15, 2022 a Form 4 that was due on February 14, 2022, pursuant to which he reported the grant of DSUs that occurred on February 10, 2022 and the delivery of DSUs that occurred on February 14, 2022. In addition, due to an administrative error, Dr. Naumann-Etienne filed on November 9, 2022 a Form 4 that was due on August 26, 2022, pursuant to which he reported the sale of common stock that occurred on August 24, 2022.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Background
The discussion in this section provides an overview of, and describes details regarding, the compensation programs for our NEOs and Board in fiscal year 2022. It includes a discussion of our business highlights, philosophy, and governance, along with actual and target compensation received.
For 2022, the Compensation Committee approved:
•
a long-term equity-based incentive (“LTI”) program comprised of time-based RSUs (50%) and performance-based stock options (50%); and

•
an annual cash incentive plan that incorporated the financial measure of earnings before interest and taxes (“EBIT”) of the Company as well an assessment of pre-determined individual strategic goals.

The Compensation Committee believes this program incentivizes the NEOs to manage the business and take actions that will increase the market valuation of the Company over the long term.
Business Highlights
Fiscal year 2022 was another successful year for Varex, despite continued supply chain challenges and an inflationary environment. The demand for many of our products remained strong, but we continued to experience logistic, supply chain and manufacturing challenges. Our internal supply chain diversification initiatives helped us convert more orders to sales during the year.
Financial Results.   Our financial results for fiscal year 2022 included:
•
Revenues increased to $859 million from $818 million in the prior year. Medical revenues increased by 5% and Industrial revenues increased by 6% from the prior year. The Medical segment represented 79% of total company revenues and the Industrial segment represented 21%.

•
Year-over-year, we experienced robust sales from CT products, as well as strong growth in other products for other medical modalities, including mammography, oncology, fluoroscopy, dental and radiography. Industrial product sales saw strong demand for digital detectors for non-destructive inspection in several of our industrial verticals, including battery inspection, while demand for imaging products for security screening at ports and borders, started to show improvement.

•
For fiscal year 2022, we had GAAP net earnings of $30 million, or $0.73 per diluted share.

•
We ended fiscal year 2022 with cash and cash equivalents, marketable securities and certificates of deposit of $113 million. For the fiscal year, we had cash flow from operations of $17 million. Our total debt outstanding was $450 million compared to $481 million at the end of the prior fiscal year.

Capital Structure.   During fiscal year 2022, we continued to lower our net leverage. This was accomplished through continued improvement in profitability, lower debt levels and good cash generation. During the second quarter of fiscal year 2022, we redeemed $27 million of our $300 million 7.875% senior secured notes due in 2027.
China.   China continued to be a strong market for us with sales of $140 million, growing over 25% compared to the prior year. In fiscal year 2022, the China market represented 16% of our total company revenues. Our local Chinese original equipment manufacturer (“OEM”) customers continued to successfully bring new CT systems to market. Strong sales of CT systems by local Chinese manufacturers led to a significant increase in the number of CT tubes that we shipped to China in fiscal year 2022.
New Products.   Our R&D teams were actively engaged with our customers during fiscal year 2022 with new product development efforts.
•
During fiscal year 2022, we converted the majority of our radiographic customers to our LUMEN family of detectors. This detector is part of a new platform which offers other advanced capabilities as well as increased durability and ease of use for end users. We were pleased that our dynamic detector platform AZURE continued to receive high interest from our customers, with a number of customers beginning to design AZURE into their systems and providing positive feedback.
•
We continued to make progress with our nanotube technology. To further expand our position in nanotubes, on September 19, 2022, we entered into a technology collaboration with Micro-X, a leader in carbon nanotube-based X-ray systems for medical and security markets. We believe in the future importance of cold-cathode X-ray sources, and we are excited to invest in additional nanotube technology to diversify our portfolio of products.

2022 Say-on-Pay Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Stockholders, approximately 95% of the votes cast for or against in the “say-on-pay” advisory vote were “FOR” approval of our proposal. We value this positive endorsement by our stockholders of our 2021 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. Consequently, based on these say-on-pay results, we continued our general approach to compensation for fiscal year 2022, including our pay for performance philosophy and our efforts to attract, retain, and motivate our NEOs.
Philosophy of Our Executive Compensation Programs
The Compensation Committee believes that attracting, motivating, and retaining a team of high-performing executives is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:
•
Key Talent.   The pay program should enable us to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of our business strategy.

•
Pay for Performance.   A significant proportion of total compensation should be at risk for achievement of annual operating and strategic goals and for long-term value creation for stockholders.

•
Stockholder Alignment.   Long-term incentives should be awarded in the form of Company equity to directly align executive interests with those of stockholders.

•
Long-term Performance Orientation.   The mix of incentives should place emphasis on long-term sustainable growth and profitability in line with stockholder interests.

•
Total Compensation Context.   Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals and in terms of stockholder value creation. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation but views each element as related but distinct.

Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our NEOs for fiscal year 2022:
Name	Title
Sunny S. Sanyal	President and Chief Executive Officer
Shubham Maheshwari	Chief Financial Officer
Kimberley E. Honeysett	Senior Vice President, Chief Legal Officer, General Counsel and Corporate Secretary
Brian W. Giambattista	Senior Vice President and General Manager, Detectors
Andrew J. Hartmann	Senior Vice President, Medical Global Sales and Marketing
Each program component and the rationale for it are highlighted below:
Component	Purpose and Role
Base salary	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.
• Recognize sustained performance, capabilities, job scope, experience, and internal pay equity.
Annual cash incentives	• Motivate and reward achievement of annual financial results that drive stockholder value.
• Reward achievement of strategic goals that provide the foundation for future growth and profitability.
Performance-based stock options	• Align executives with stockholders on gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant).
• Encourage retention and long-term performance through time-based vesting over four years.
Restricted stock units	• Align the interest of executives with those of our stockholders as the value of restricted stock units is tied to our stock price.
• Encourage executive retention and long-term performance through time-based vesting over four years.
Executive benefits and perquisites
•
Provide the same 401(k) and other benefits as non-executive employees.

•
Provide a competitive retirement benefit by allowing executives to defer compensation pursuant to a nonqualified deferred compensation plan.

Pay for Performance
Our executive compensation programs are heavily weighted towards variable compensation that provides a direct link between corporate performance, stockholder value creation, and pay outcomes for our executives. Our programs also tie pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. The Compensation Committee regularly assesses our programs to ensure they are aligned with our evolving business strategy and are effective in supporting our talent needs.
•
Compensation Mix.   The target total direct compensation (“Target TDC”) of our NEOs is comprised of three elements: base salary, target annual cash incentive opportunity, and the grant date fair value of LTIs. As illustrated by the segments in the following graphs, 84% of the Target TDC of our

Chief Executive Officer (“CEO”) was at-risk and/or performance based in the form of annual cash incentives and LTIs. For our other NEOs as a group on average, 68% of their Target TDC was at-risk and/or performance-based. The Compensation Committee determined that, as we have matured, target TDC for the NEOs should generally be reflective of the median in terms of mix and value of base salary, annual cash incentive, and long-term equity incentives. This is a change from the prior compensation philosophy of target TDC disproportionately emphasizing long-term incentives over base salary and annual cash incentives versus market practice during the first several years of the Company being public. In particular, for fiscal year 2022, this was reflected in a slight re-balancing of our CEO’s target TDC via a market-based increase to base salary, and a slight decrease in target LTI value.
•
Use of rigorous performance goals in our annual incentive plan.   Target objectives are set at the beginning of the fiscal year to be challenging, but attainable with solid performance. For fiscal year 2022, adjusted EBIT was the financial measure utilized as the financial target for all NEOs. This was a design change from 2021, when separate solution line measures were also utilized for Messrs. Giambattista and Hartmann. The EBIT target was established at a level that required improvement over 2021 results. In addition, individual goal achievement was eliminated as an independent measure in fiscal year 2022, and instead the individual achievement goals were used as a modifier of the financial goal (EBIT) achievement. We believe that using one comprehensive corporate measure will align and focus our executives on the overall success of the Company, while the individual achievement modifier will recognize personal performance. As a result of our strong financial performance in fiscal year 2022, and consistent with our pay for performance philosophy, executives earned between 100% and 126% of their target annual cash incentive awards (100% for the Chief Executive Officer and 110% on average for all other NEOs).

•
50% of LTI value granted in the form of performance-based stock options.   For 2022, the LTI program was comprised of time-based RSUs (50%) and performance-based stock options (50%). The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to additional service-based vesting conditions.

•
Use of Strategic Goals.   Achievement of individual strategic goals continues to be used in the annual cash incentive opportunity for our executive officers, as a modifier of the quantitatively determined bonus based on the EBIT financial achievement of the Company. We believe this is a useful method for adjusting the quantitatively determined portion of the bonus to reward achievement of key milestones in the implementation of our strategies. The Compensation Committee carefully evaluates management’s accomplishments relative to our key strategic goals.

•
Alignment of pay and stockholders’ returns.   The Compensation Committee carefully structures the compensation program to achieve alignment with stockholder interests, while providing target pay opportunities that are competitive with the market and appropriate to the specific contributions of each executive. Because 84% of our CEO’s Target TDC is tied to the achievement of operating results and/or share price performance, it is valuable to assess the pay that is realized compared to the pay opportunity. Our NEOs’ Realized Target TDC for fiscal year 2022, which includes actual short-term incentives value paid and the intrinsic value of LTIs granted in fiscal year 2022 as of the end of fiscal year 2022, was lower than their fiscal year 2022 Target TDC. While the short-term incentive value realized and RSU value exceeded the target levels as of the end of the year, the value of the performance stock options was lower than the target grant value. This reflects the long-term nature of the LTIs and particularly, the performance stock options that are granted with an option price 10% above the Company’s stock price on the date of the grant, as their value is realized over the entire vesting period rather than in the first year of the grant. Below is the calculation of Realized TDC and comparison of these values to Target TDC, which we believe demonstrates alignment with stockholders.
	Fiscal Year 2022 Realized TDC(1)											Difference
Name	Salary Paid	+	Actual Annual Incentive	+	Option Value	+	RSU Value	=	Total	FY 2022 Target TDC(2)	=	($)	(%)
Sunny S. Sanyal	$714,776		$734,753		$0		$1,126,847		$2,576,375	$4,452,750		$(1,876,374)	(42)%
Shubham Maheshwari	$470,769		$339,000		$0		$298,603		$1,108,372	$1,573,836		$(465,465)	(30)%
Kimberley E. Honeysett	$373,077		$263,000		$0		$215,996		$852,043	$1,157,050		$(305,007)	(26)%
Brian W. Giambattista	$372,965		$219,000		$0		$197,194		$789,159	$1,106,953		$(317,794)	(29)%
Andrew J. Hartmann	$376,812		$211,000		$0		$197,194		$785,006	$1,113,550		$(328,544)	(30)%

(1)
Fiscal year 2022 Realized TDC is the sum of salary paid, annual cash incentive earned, and the intrinsic value of stock options and RSUs granted in fiscal year 2022 based on the closing share price on September 30, 2022 ($21.14).

(2)
Fiscal year 2022 Target TDC is the sum of salary paid, target annual incentive, and the grant date fair value of long-term incentives.

Key Changes for Fiscal Year 2023 Compensation and Governance Programs
Our LTI program for fiscal year 2023 will remain substantially the same as the program for fiscal year 2022. Our short-term incentive plan will continue to utilize one financial measure, EBIT, for all NEOs, with an individual modifier that is based on individual goals tied to business unit financial measures and other key strategic projects. We believe that EBIT encourages the full executive group to focus on Company-wide profitability and that the individually set goals incentivize executives to focus on important strategic aspects of their business units and functions that drive performance. As a result, bonus levels will be measured 100% on financial goal achievement (EBIT), with a modifier based on individual goal achievement during the year utilized to adjust the amounts calculated based on EBIT.
Executive Compensation Practices Highlights
A number of practices strengthen the alignment of our executive compensation program with the interests of our stockholders:
What we do	What we do not do

✓
Independent Compensation Committee

✓
Independent compensation advisor

✓
NEOs employed “at will”

✓
Robust CEO & NEO stock ownership guidelines

✓
Clawback policy that applies to our annual cash incentive plan and equity incentive plan

✓
Require NEOs to sell Company stock in the public market through a 10b5-1 trading plan

×
Routinely target pay above market median

×
Provide golden parachute tax gross ups

×
NEO employment contracts

×
Permit directors and NEOs to engage in common stock margining, pledging, or hedging

×
Provide excessive NEO perquisites

×
Reprice and repurchase options

×
Egregious pension/supplemental NEO retirement plan payouts

What we do	What we do not do

✓
Annual compensation review and risk assessment

✓
Annual stockholder “Say-on-Pay” vote

✓
Award 50% of LTI value in performance-based option awards

✓
Place caps on maximum payouts from our annual cash incentive plan

✓
Annual review of succession plan

×
Provide for a liberal change in control definition in individual contracts or equity plans which could result in payments to NEOs without an actual change in control occurring

×
Change in control severance payments without involuntary job loss or substantial diminution of duties

×
Excessive severance/change in control provisions that provide cash payments exceeding two and a half times base salary plus target/average/most recent bonus

How We Make Compensation Decisions
Role of the Compensation and Human Capital Management Committee.   The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:
•
determining the compensation and performance goals for our CEO after meeting with its independent advisors and discussing with the other independent members of the Board,

•
collaborating with the CEO to develop the compensation and performance goals for our other Section 16 Officers (as so designated by us under Rule 16a-1(f) of the Exchange Act) and vice presidents reporting to the CEO,

•
determining a market peer group to ensure our executive compensation programs are competitive,

•
performing an annual risk assessment of our executive compensation programs, and

•
assessing our executive compensation programs annually to ensure that they are well aligned with our evolving business strategy and are effective in supporting its talent needs.

Role of the Chief Executive Officer.   Our CEO makes recommendations to the Compensation Committee as requested on incentive plan design, financial and strategic performance goals, performance and compensation for other executives, and management transitions and succession. The CEO does not make recommendations regarding his own compensation or Board compensation.
Role of the Independent Compensation Consultant.   The Compensation Committee retained FW Cook, a nationally recognized independent compensation consulting firm, to advise on certain compensation matters. FW Cook does not provide other services to the Company or the Company’s management.
FW Cook advised the Compensation Committee with respect to fiscal year 2022 compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group data, incentive plan design, and relevant Proxy Statement disclosure.
The Compensation Committee has determined that FW Cook is independent, and the services provided by FW Cook during fiscal year 2022 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.

Setting Executive Compensation.   Generally, in determining base salary, target annual incentives and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:
•
role, including the scope and complexity of responsibilities;

•
experience and capabilities;

•
contributions or responsibilities below or beyond the typical scope of the role;

•
individual performance and internal equity; and

•
competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Peer Group and Market Analysis.   The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee reviews executive pay relative to the median pay of comparable positions in peer group companies and, as appropriate, compensation survey data. The Compensation Committee’s independent compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. For the peer group developed during fiscal year 2021 and used as context for fiscal year 2022 pay decisions, the Compensation Committee approved the removal of KEMET Corporation (which was acquired) and Kimball Electronics (due to the size and nature of its business) from the prior year peer group and the addition of Accuray (which has a relatively similar size and business model). The peer group companies compete in the healthcare equipment and supplies, life sciences tools and services, and electronic equipment instruments and components industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company.
Accuray Incorporated*	Methode Elec.
Angio Dynamics, Inc.	MTS Systems Corporation
CONMED Corporation	Natus Medical Incorporated
CTS Corporation	Orthofix Medical Inc.
Cryolife Inc.	OSI Systems, Inc.
Lantheus Holdings, Inc.	Rogers Corporation
Luminex Corporation	Vishay Precision Group
Merit Medical Systems, Inc.

*
New to the peer group.

At the time the peer group was selected, we had annual revenue (based on the most recent four quarters) and market capitalization (based on the last fiscal year average) near the median of the peer group. Further detail on the peer group is as follows:
		Peer Group
Company Scope	Varex	25P	Median	75P
Revenue ($M) (trailing 4 quarters)	722	361	438	857
Market Capitalization as (last fiscal year average) ($M)	859	650	802	1,464
Fiscal Year 2022 Compensation Program and Pay Decisions
Base Salaries.   The Compensation Committee reviews the base salaries of our NEOs annually but primarily adjusts salaries in recognition of significant increases in position responsibilities, demonstrated capabilities, and sustained individual performance. Gaps in internal pay equity or external pay competitiveness are also considered. For fiscal year 2022, the NEOs received base salary increases to better align total cash compensation with median market levels. The increase ranged from approximately 3% to 16% and was effective as of December 25, 2021. As noted above, in an effort to better-align the CEO’s pay mix (and levels) with market, for fiscal year 2022, his target TDC mix was slightly re-balanced via a market-based increase to base salary, and a slight decrease in target LTI value.
Name	Fiscal Year 2021 Base Salary	Fiscal Year 2022 Base Salary
Sunny S. Sanyal	$637,360	$738,000
Shubham Maheshwari	$460,000	$474,000
Kimberley E. Honeysett	$350,000	$380,000
Brian W. Giambattista	$349,513	$380,000
Andrew J. Hartmann	$349,520	$385,000
Annual Cash Incentives.   Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of pre-determined annual financial and strategic goals. On November 18, 2021, the Compensation Committee set the fiscal year 2022 performance goals under the MIP for the NEOs and certain other executive officers. For fiscal year 2022, the Compensation Committee established a pool of funds equal to 4.0% of our fiscal year 2022 EBIT results (the “MIP Bonus Pool”) to be available for annual cash incentives under the MIP to the executive officers. The Compensation Committee retained negative discretion to pay each of these executive officers less than their corresponding maximum share of the MIP Bonus Pool based on the financial performance measures, team and individual strategic goals summarized below. The corresponding maximum share of the MIP Bonus Pool was the lesser of two times the target participation level of each executive officer under the MIP or a specified percentage of the MIP Bonus Pool, which is defined in the table below for each NEO.
The Compensation Committee sets individual incentive opportunities, expressed as a percentage of each individual’s salary, prior to the commencement of the fiscal year corresponding with each individual’s position and responsibilities with the Company and competitive pay practices. The target incentive opportunities are reviewed by the Compensation Committee, in consultation with its independent compensation consultant. For fiscal year 2022, the Committee increased bonus target percentages by 5% for Ms. Honeysett and Messrs. Giambattista and Hartmann. These changes were made to better align bonus opportunities with market.
		MIP Target		MIP Maximum (lesser of the following)
Name	Base Salary	% of Base Salary	Amount	% of Base Salary	As a % of MIP Bonus Pool
Sunny S. Sanyal	$738,000	100%	$738,000	200%	39.4%
Shubham Maheshwari	$474,000	65%	$308,100	130%	16.4%
Kimberley E. Honeysett	$380,000	55%	$209,000	110%	11.1%
Brian W. Giambattista	$380,000	55%	$209,000	110%	11.1%
Andrew J. Hartmann	$385,000	55%	$211,750	110%	11.3%
For fiscal year 2022, we revised our approach to bonus pool funding for all our primary non-sales incentives plans. A pool was to be established based on the financial achievement as measured by adjusted EBIT compared against a pre-established target and 100% of the MIP opportunity was based on achievement of this financial measure with a potential modifier based on pre-established individual strategic goals. The financial portion had potential funding of between 0% and 200% of target and the individual modifier had potential results of 80% to 120%. The mechanics for calculating the fiscal year 2022 MIP awards was as follows:

Fiscal Year 2022 MIP Framework
Financial Portion — On November 18, 2021, the Compensation Committee set the fiscal year 2022 financial performance goals under the MIP for the NEOs and other officers reporting directly to our CEO, as well as for our Chief Accounting Officer. For fiscal year 2022, the Compensation Committee selected EBIT as the financial performance measure applicable to overall Company performance because it believed that this measure aligns with stockholder interest and drives our stock market value.
The payout percentage for the financial metric was determined in accordance with the table below. Results between indicated levels in the table are interpolated on a straight-line basis.
Fiscal Year 2022 Financial Goal Attainment
Measure ($M)	Min	Target	Maximum	Result
Full Year EBIT $	$31.9	$106.2	$144.6	$108.1
% of Financial Target	30%	100%	130%	102%
% of Bonus Target	30%	100%	200%	105%
Full year Payout Percentage:				105%

*
As noted above, calculation of actual performance was subject to certain pre-approved adjustments, including the impact of implementing new or changed accounting rules, restructuring charges, acquisition related expenses, and unbudgeted impacts from tariffs.

Fiscal Year 2022 Payouts
The Compensation Committee evaluated the performance of Mr. Sanyal, considering the applicable financial and individual achievements, and determined his award in its sole discretion. The Committee met in executive session for this evaluation and then reviewed their recommendation for Mr. Sanyal with the full Board. Mr. Sanyal submitted recommendations for each of the other NEOs based on the achievement of the respective corporate and solution line financial goals for fiscal year 2022 compared to the thresholds set by the Compensation Committee and based on the scoring of the individual goals of the MIP. Individual goals were related to:
•
For Mr. Sanyal, sales growth, cash generation, customer success, productivity, and key growth initiatives.

•
For Mr. Maheshwari, process improvements, cash generation, reducing enterprise risk, increasing operational efficiency, and revenue growth.

•
For Ms. Honeysett, developing a governance framework for our ESG program, further improving our ethical compliance program, expanding duty mitigation activities, and improving the efficiency of legal operations.

•
For Mr. Giambattista, achieving business unit EBIT, new product introductions, advancing photon counting commercialization, and driving cost leadership for detectors.

•
For Mr. Hartmann, achieving revenue growth for our Medical segment, generating new business, improving gross margins, inventory management, and reducing sales and marketing expenses.

Final determination of awards was made by the Compensation Committee, with payouts as calculated in the following table:
Name	MIP Target ($)	EBIT Attainment (%)	Individual Modifier (%)	MIP Payout ($)	MIP Payout (% of Target)
Sunny S. Sanyal	$738,000	104.8%	95%	$734,753	100%
Shubham Maheshwari	$308,100	104.8%	105%	$339,000	110%
Kimberley E. Honeysett	$209,000	104.8%	120%	$263,000	126%
Brian W. Giambattista	$209,000	104.8%	100%	$219,000	105%
Andrew J. Hartmann	$211,750	104.8%	95%	$211,000	100%
Long-Term Incentive Compensation.   An important objective of our compensation program is aligning the interests of our executive officers with those of our stockholders. To accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards. We believe that equity compensation helps motivate executive officers to drive long-term profitable growth because they will be rewarded with increased equity value and also assists in the retention of executive officers who may have significant value in unvested equity awards.
In fiscal year 2022, annual equity grant values were near median market levels and were generally consistent with the fiscal year 2021 grants. The fiscal year 2022 LTI was composed of 50% RSUs and 50% performance-based stock options. The performance-based (premium priced) stock options have a strike price set 10% above our stock price on the applicable grant date. We believe the performance-based stock options, together with RSUs provide a strong balance incentivizing financial performance and growth, while also supporting executive retention.
Annual LTI grant values utilize a dollar grant value, as opposed to a percent of salary, and are determined together with total direct compensation, considering competitive market positioning and internal equity.
The performance-based stock options granted to the NEOs in fiscal year 2022 have up to ten-year terms and vest over four years, with 25% of the stock options vesting one year after grant and the remainder vesting in equal monthly increments over the following 36-month period.
The RSUs granted to the NEOs in fiscal year 2022 vest over four years, with 50% vesting on the second anniversary and the remaining 50% vesting on the fourth anniversary of the grant date to further encourage retention.
Vesting of the stock options and RSU awards will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in connection with a change of control. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed or continued.
The fiscal year 2022 LTI awards are summarized in the table below. The grants were made under our 2020 Stock Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of our common stock on the date of grant for RSUs. Additional information about equity awards granted in fiscal year 2022 is provided below in the Grants of Plan-Based Awards table.

	Fiscal Year 2022 LTI Grant Value
Name	Stock Options	+	RSUs	=	Total
Sunny S. Sanyal	$1,499,999		$1,499,975		$2,999,974
Shubham Maheshwari	$397,489		$397,478		$794,967
Kimberley E. Honeysett	$287,495		$287,478		$574,973
Brian W. Giambattista	$262,498		$262,490		$524,988
Andrew J. Hartmann	$262,498		$262,490		$524,988
Other Elements of Executive Compensation.   Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.
Deferred Compensation Plan.   NEOs and other highly compensated U.S. employees may make voluntary contributions to the Varex Imaging Corporation 2016 Deferred Compensation Plan (the “DCP”), which is a standard management benefit plan offered by many public companies. We currently do not contribute into the DCP.
Group Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. Such benefit plans include group medical, dental, vision, long term disability, life insurance, 401(k) and ESPP. In addition, our Chief Executive Officer and our Chief Financial Officer can be reimbursed for financial counseling expenses of up to $10,000 and other NEOs up to $7,500, which we believe helps them to concentrate on their Company responsibilities while offering a competitive benefit. In addition, all NEOs are eligible to receive reimbursement of up to $4,000 for an executive physical, which we provide to help our NEOs prioritize their health, which is important to our future success.
We do does not provide executives tax gross ups or reimbursements for any taxable income from these benefits and perquisites.
Change in Control Agreements.   We currently have change-in-control agreements with all our NEOs. We entered into these agreements to attract and retain high quality executives and to ensure that executives who might be involved in acquisition or merger discussions with another entity make the best decisions for us and our stockholders and are not unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Each change in control agreement contains a “better-after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The agreements do not include tax gross up payments for excise taxes imposed by Section 4999 of the Code.
The change in control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change in control agreements are “double trigger” meaning that to receive benefits under the agreements there must be a change in control event and the executive must either:
(1)
Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)
Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “— Potential Payments upon Termination or Change in Control” below.

Executive Compensation Governance Policies
Stock Ownership Guidelines.   As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, we maintain stock ownership guidelines denominated as a multiple of base salary. The guidelines are reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:
Position	Stock Ownership Multiple of Salary
CEO	6x
CFO	3x
Other corporate officers	1x
Ownership levels are expected to be achieved within the later of: (i) five years of first becoming an officer, (ii) three years of an amendment increasing ownership levels with respect to any increase, or (iii) three years of the date that the new ownership levels apply to such individual due to a change in position. As of the date of this Proxy Statement, all the NEOs meet the guidelines.
Recoupment (or “Clawback”) Policy.   The Board has adopted a formal policy to recover certain incentive payments if we are required to restate our financial statements as a result of an executive officer engaging in misconduct or other violations of our Code of Conduct that caused or partially caused the restatement. In the event of a restatement, the Board will review the conduct of the executive officer in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct or other violations of our Code of Conduct, the Board can, in its discretion, take appropriate action, to the extent not prohibited by applicable law, to remedy the misconduct, including, without limitation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. Such action by the Board would be in addition to any other actions the Board or we may take under our other policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
This recoupment policy is incorporated into the provisions of our MIP, 2017 Stock Plan, and 2020 Stock Plan. Under our current stock option agreement and restricted stock unit agreement, if an employee commences employment with a company that competes with us in any of our businesses, we may, in our sole discretion, terminate the applicable agreement, including the vesting of any options or other grants which remain unvested as of the date the employee commences employment with the competitor and may seek a recoupment of options or shares that have vested within the previous three years.
In addition to the foregoing, we intend to revise our existing clawback policy or adopt an additional clawback policy that complies with the Nasdaq listing standards within the required timing.
Prohibition on Hedging or Pledging Company Securities and Insider Trading Policy.   The Board has approved a corporate insider trading policy (the “Insider Trading Policy”) to prohibit executive officers and directors from purchasing Company securities on margin, holding Company securities in a margin account, borrowing against any account in which Company securities are held or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the Insider Trading Policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, Company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The Insider Trading Policy also prohibits officers, directors, and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls or other derivatives on an exchange or in any other organized market and other hedging transactions. In addition, our NEOs are required to sell Company stock through a 10b5-1 trading plan.
Equity Grant Practices.   The Compensation Committee approves grants of equity awards to Section 16 Insiders, most Senior Vice Presidents (“SVPs”), and other executives who directly report to the CEO. The Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not in the group approved by the Compensation Committee. Grants may be made to selected newly hired individuals throughout the year on an off-cycle basis coincident with the first regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.
The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after we publicly release our quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Committee approved fixed grant dates of the 15th of February, May, August or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of our Annual Report on Form 10-K.
The exercise price of our stock options is generally based on the closing price of our common stock on the Nasdaq exchange on the date of grant. The 2017 Stock Plan and the 2020 Stock Plan explicitly prohibit the repricing of stock options without prior stockholder approval and grant of discount options.
Compensation Risk Management.   The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation related risk. In fiscal year 2022, the Compensation Committee’s consultant reviewed our compensation programs for employees and executives, including our annual cash incentive plans and long term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee’s consultant reported that our compensation programs are designed using an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight, and discretion by the Compensation Committee.
The report also determined that our principal sales incentive plan is based on measurable and verifiable goals for our bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.
The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this Compensation Discussion and Analysis section safeguard against excessive risk taking:
•
Stock ownership requirements,

•
Recoupment policy,

•
Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging,

•
Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan,

•
Executive bonus payouts are based in large part on financial performance metrics that drive stockholder value, and

•
All equity awards have vesting requirements that align employees’ interests with stockholders.

Tax Deductibility.   Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Committee Report
The Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2023 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2023 Annual Meeting of Stockholders and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Walter M Rosebrough, Jr. (Chair)
Kathleen L. Bardwell
Timothy E. Guertin
Jay K. Kunkel
Ruediger Naumann-Etienne

Summary Compensation Table
The following table sets forth certain information about the compensation of the NEOs for each of the last three fiscal years.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Sunny S. Sanyal President and Chief Executive Officer	2022	714,776	—	1,499,975	1,499,999	734,753	—	29,685	4,479,188
	2021	637,360	200	1,544,985	1,544,995	956,040	—	9,707	4,693,287
	2020	584,817	—	1,545,000	1,544,998	230,885	—	27,062	3,932,762
Shubham Maheshwari(7) Chief Financial Officer	2022	470,769	—	397,478	397,489	339,000	—	68,081	1,672,817
	2021	460,000	272	187,475	187,493	448,500	—	172,606	1,456,346
	2020	88,461	—	749,993	749,999	26,000	—	—	1,614,453
Kimberley E. Honeysett SVP, CLO, GC and Corporate Secretary	2022	373,077	142	287,478	287,495	263,000	—	12,523	1,223,715
	2021	349,493	200	262,494	262,495	262,500	—	10,769	1,147,951
	2020	331,338	—	259,996	259,991	88,647	—	9,631	949,603
Brian W. Giambattista SVP and General Manager, Detectors	2022	372,965	—	262,490	262,498	219,000	—	10,200	1,127,153
	2021	349,513	—	262,494	262,495	262,135	—	10,754	1,147,391
	2020	334,200	—	262,476	262,498	63,032	—	11,391	933,597
Andrew J. Hartmann(8) SVP, Medical Global Sales and Marketing	2022	376,812	1,418	262,490	262,498	211,000	—	10,849	1,125,067
	2021	349,520	200	262,494	262,495	260,964	—	8,066	1,143,739

(1)
This column represents salaries earned during the fiscal year that the individual was an NEO.

(2)
For fiscal year 2022, this column represents employee recognition awards given to Ms. Honeysett and Mr. Hartmann. For fiscal year 2021, this column represents a vaccination incentive given to Messrs. Sanyal, Maheshwari, Honeysett, and Hartmann and an employee recognition award given to Mr. Maheshwari.

(3)
This column represents stock awards granted during fiscal years 2022, 2021 and 2020, computed in each case in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation” (“ASC 718”). The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. See the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock award was made for additional discussion of the valuation of our stock awards. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(4)
This column represents the aggregate grant date fair value of stock option awards granted to the NEOs during each fiscal year, computed in each case, in accordance with ASC 718. The assumptions used to calculate these amounts are set forth in the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was awarded. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(5)
This column represents annual cash incentives earned for fiscal year 2022 under the MIP and as discussed in “Compensation Discussion and Analysis — Fiscal Year 2022 Compensation Program and Pay Decisions — Annual Cash Incentives.”

(6)
Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2022. Amounts for fiscal years 2021 and 2020 have been adjusted to deduct $1,000 employer contributions to Health Savings Accounts for Messrs. Sanyal, Giambattista and Hartman, and Ms. Honeysett, as such contributions are available to all Company employees, and to reflect Company matching 401(k) plan contribution corrections made during fiscal year 2022 for fiscal year 2020 for Messrs. Sanyal, Giambattista and Hartman, and Ms. Honeysett.

Name	Company Contributions to 401(k)(a)	Other(b)
Sunny S. Sanyal	$9,685	$20,000
Shubham Maheshwari	$10,939	$57,142
Kimberley E. Honeysett	$12,523	$0
Brian W. Giambattista	$10,200	$0
Andrew J. Hartmann	$7,454	$3,395

(a)
Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan during the fiscal year, matched at a level of $1.00 for each dollar contributed, up to 4% of eligible earnings.

(b)
The amounts for Messrs. Sanyal and Hartmann represent Financial Planning reimbursement. The amount for Mr. Maheshwari represents a moving reimbursement of $34,912 and an associated tax reimbursement of $22,230, pursuant to the Company’s relocation program.

(7)
Mr. Maheshwari joined the Company in July 2020, and his compensation is prorated based on his start date with the Company.

(8)
Mr. Hartmann became an NEO in fiscal year 2021.

Grants of Plan-Based Awards for 2022
The following table provides information on plan-based awards made in fiscal year 2022 to each of our NEOs:
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: # of Shares of RSUs(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold(1)	Target(1)	Maximum(1)
Sunny S. Sanyal	—	$221,400	$738,000	$1,476,000	—	—	—	—
	12/10/2021	—	—	—	53,304	—	—	$1,499,975
	12/10/2021	—	—	—	—	124,275	$30.95	$1,499,999
Shubham Maheshwari	—	$92,430	$308,100	$616,200	—	—	—	—
	12/10/2021	—	—	—	14,125	—	—	$397,478
	12/10/2021	—	—	—	—	32,932	$30.95	$397,489
Kimberley E. Honeysett	—	$62,700	$209,000	$418,000	—	—	—	—
	12/10/2021	—	—	—	10,216	—	—	$287,478
	12/10/2021	—	—	—	—	23,819	$30.95	$287,495
Brian W. Giambattista	—	$62,700	$209,000	$418,000	—	—	—	—
	12/10/2021	—	—	—	9,328	—	—	$262,490
	12/10/2021	—	—	—	—	21,478	$30.95	$262,498
Andrew J. Hartmann	—	$63,525	$211,750	$423,500	—	—	—	—
	12/10/2021	—	—	—	9,328	—	—	$262,490
	12/10/2021	—	—	—	—	21,478	$30.95	$262,498

(1)
These columns represent the potential awards under our MIP for fiscal year 2022 as further discussed in “— Compensation Discussion and Analysis — Fiscal year 2022 Compensation Program and Pay Decisions — Annual Cash Incentives”. The Threshold level represents the award that would be paid upon attainment of the minimum achievement level with a payout. Below such performance level, no bonus is earned. The dollar value of the actual bonus award earned for fiscal year 2022 for each NEO is set forth in the Summary Compensation Table (refer to “— Summary Compensation Table” above). As such, the amounts set forth in this column do not represent the actual compensation earned by any of the NEOs for fiscal year 2022.

(2)
Each RSU award was granted under the 2020 Stock Plan and vests 50% on December 10, 2023 and 50% on December 10, 2025. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(3)
Each stock option award was granted under the 2020 Stock Plan with an exercise price equal to 110% of the closing price of the underlying shares on the grant date and will expire ten years from the grant date unless NEO employment with the Company or an affiliate terminates earlier. One fourth of the stock option grant vests on December 10, 2022 and the remainder vests monthly during the following 36-month period. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(4)
This column represents the aggregate grant date fair value of RSU and stock option grants to the NEOs computed in accordance with ASC 718. The grant date fair value for RSU awards granted in fiscal year 2022 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth under the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2022. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2022:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Sunny S. Sanyal	2/12/2016	80,280(4)	—	$25.17	2/12/2023	—	—
	2/16/2017	12,467(5)	—	$31.08	2/16/2024	—	—
	2/16/2017	34,889(6)	—	$31.08	2/16/2024	—	—
	2/16/2017	34,254(6)	—	$31.08	2/16/2024	—	—
	2/16/2017	396,525(7)	—	$31.08	2/16/2024	—	—
	2/15/2018	89,115(9)	—	$37.10	2/15/2025	—	—
	2/15/2019	92,523(11)	10,759(11)	$31.42	2/15/2026	—	—
	2/18/2020	111,862(12)	61,344(12)	$28.12	2/15/2030	—	—
	2/16/2021	65,688(14)	100,262(14)	$25.06	2/16/2031	—	—
	12/10/2021	—	124,275(16)	$30.95	12/10/2031	—	—

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	2/15/2019	—	—	—	—	8,374(17)	177,026
	2/18/2020	—	—	—	—	30,223(18)	638,914
	2/16/2021	—	—	—	—	67,822(20)	1,433,757
	12/10/2021					53,304(22)	1,126,847
	Total	917,603	296,640			159,723	3,376,544
Shubham Maheshwari	10/02/2020	83,824(13)	77,120(13)	$13.61	8/15/2030	—	—
	05/21/2021	5,868(15)	11,737(15)	$27.95	5/21/2031	—	—
	12/10/2021	—	32,932(16)	$30.95	12/10/2031	—	—
	10/02/2020	—	—	—	—	30,315(19)	640,859
	05/21/2021	—	—	—	—	7,378(21)	155,971
	12/10/2021	—	—	—	—	14,125(22)	298,603
	Total	89,692	121,789			51,818	1,095,433
Kimberley E. Honeysett	2/12/2016	9,189(4)	—	$25.17	2/12/2023	—	—
	2/16/2017	55,357(7)	—	$31.08	2/16/2024	—	—
	2/15/2018	13,875(9)		$37.10	2/15/2025	—	—
	2/15/2019	15,434(11)	1,795(11)	$31.42	2/15/2026	—	—
	2/18/2020	18,824(12)	10,323(12)	$28.12	2/15/2030	—	—
	2/16/2021	11,159(14)	17,036(14)	$25.06	2/16/2031	—	—
	12/10/2021	—	23,819(16)	$30.95	12/10/2031	—	—
	2/15/2019	—	—	—	—	1,397(17)	29,533
	2/18/2020	—	—	—	—	5,086(18)	107,518
	2/16/2021	—	—	—	—	11,523(20)	243,596
	12/10/2021	—	—	—	—	10,216(22)	215,966
	Total	123,838	52,973			28,222	596,613
Brian W. Giambattista	5/25/2017	37,359(8)	—	$34.13	5/15/2024	—	—
	2/15/2018	15,113(9)	—	$37.10	2/15/2025	—	—
	2/15/2019	15,691(11)	1,825(11)	$31.42	2/15/2026	—	—
	2/18/2020	19,005(12)	10,423(12)	$28.12	2/15/2030	—	—
	2/16/2021	11,159(14)	17,036(14)	$25.06	2/16/2031	—	—
	12/10/2021	—	21,748(16)	$30.95	12/10/2031	—	—
	2/15/2019	—	—	—	—	1,420(17)	30,019
	2/18/2020	—	—	—	—	5,135(18)	108,554
	2/16/2021	—	—	—	—	11,523(20)	243,596
	12/10/2021	—	—	—	—	9,328(22)	197,194
	Total	98,327	51,032			27,406	579,363
Andrew J. Hartmann	8/24/2018	30,237(10)	—	$31.14	8/15/2025	—	—
	2/15/2019	26,900(11)	3,129(11)	$31.42	2/15/2026	—	—
	2/18/2020	19,005(12)	10,423(12)	$28.12	2/15/2030	—	—
	2/16/2021	11,159(14)	17,036(14)	$25.06	2/16/2031	—	—
	12/10/2021	—	21,748(16)	$30.95	12/10/2031	—	—
	2/15/2019	—	—	—	—	1,623(17)	34,310
	2/18/2020	—	—	—	—	5,135(18)	108,554
	2/16/2021	—	—	—	—	11,523(20)	243,596
	12/10/2021	—	—	—	—	9,328(22)	197,194
	Total	87,301	52,336			27,609	583,654

(1)
For stock options and RSU awards reflected in these columns, vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued or substituted. See “Potential Payments Upon Termination or Change in Control.”

(2)
Stock option awards prior to 2020 are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Starting in 2020, stock option awards are granted at an exercise price of fair market value plus a 10% premium on the date of the grant.

(3)
This column is based on the closing price of our common stock as of September 30, 2022 ($21.14).

(4)
This stock option award was originally granted by Varian Medical Systems, Inc. (“Varian”) and covered shares of Varian’s common stock but was converted into an option award covering shares of the Company’s common stock in connection with the spin-off of the Company from Varian (the “Spin-off”).

(5)
These stock options fully vested on 2/16/2018 based on a vesting schedule that provided for 100% vesting on such date.

(6)
These stock options fully vested on 2/16/2019 based on a vesting schedule that provides for 100% vesting on such date.

(7)
These stock options fully vested on 2/16/2021 based on a vesting schedule that provides for 25% vesting on 2/16/2018 and pro rata monthly vesting thereafter.

(8)
These stock options fully vested on 5/25/2021 based on a vesting schedule that provides for 25% vesting on 5/25/2018 and pro rata monthly vesting thereafter.

(9)
These stock options fully vested on 2/15/2022 based on a vesting schedule that provides for 25% vesting on 2/15/2019 and pro rata monthly vesting thereafter.

(10)
These stock options fully vested on 8/15/2022 based on a vesting schedule that provides for 25% vesting on 8/15/2019 and pro rata monthly vesting thereafter.

(11)
These stock options are scheduled to fully vest on 2/15/2023 based on a vesting schedule that provides for 25% vesting on 2/15/2020 and pro rata monthly vesting thereafter.

(12)
These stock options are scheduled to fully vest on 2/15/2024 based on a vesting schedule that provides for 25% vesting on 2/15/2021 and pro rata monthly vesting thereafter.

(13)
These stock options are scheduled to fully vest on 8/15/2024 based on a vesting schedule that provides for 25% vesting on 8/15/2021 and pro rata monthly vesting thereafter.

(14)
These stock options are scheduled to fully vest on 2/15/2025 based on a vesting schedule that provides for 25% vesting on 2/15/2022 and pro rata monthly vesting thereafter.

(15)
These stock options are scheduled to fully vest on 5/15/2025 based on a vesting schedule that provides for 25% vesting on 5/15/2022 and pro rata monthly vesting thereafter.

(16)
These stock options are scheduled to fully vest on 12/10/2025 based on a vesting schedule that provides for 25% vesting on 12/10/2022 and pro rata monthly vesting thereafter.

(17)
The unvested portion of this RSU award is scheduled to vest on 02/15/2023.

(18)
The unvested portion of these RSU awards is scheduled to vest on 02/15/2024.

(19)
The unvested portion of these RSU awards is scheduled to vest on 08/15/2024.

(20)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 02/15/2023 and the remaining 50% on 02/15/2025.

(21)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 05/15/2023 and the remaining 50% on 05/15/2025.

(22)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2023 and the remaining 50% on 12/10/2025.

Option Exercises and Stock Vested
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2022. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the market price of the Company’s common stock at exercise and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Sunny S. Sanyal	70,503	$98,241	45,689	$1,072,321
Shubham Maheshwari	—	—	30,315	$676,328
Kimberley E. Honeysett	—	—	7,587	$178,067
Brian W. Giambattista	—	—	7,757	$182,057
Andrew J. Hartmann	—	—	8,395	$195,131
Nonqualified Deferred Compensation
The following table sets forth contributions, earnings and distributions during fiscal year 2022, and account balances as of September 30, 2022 for each of the NEOs under (i) our nonqualified DCP and (ii) the now frozen deferred compensation plan in which they participated at Varian prior to the Spin-off:
Name	Plan	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
Sunny S. Sanyal	DCP	$17,160	—	$9,576	$(137,773)	$52,446
	Frozen DCP	—	—	$(35,160)	—	$83,569
Kimberley E. Honeysett	Frozen DCP	—	—	$303	—	$23,794
Brian W. Giambattista	DCP	$55,538	—	$(38,693)	—	$298,570

(1)
These amounts represent the respective executive contributions attributable to fiscal year 2022, which were included in the “Salary” column of the Summary Compensation Table for fiscal year 2022.

(2)
There were no Company contributions.

(3)
None of the earnings in this column are included in the Summary Compensation Table (refer to “— Summary Compensation Table” above) because they were not preferential or above market.

(4)
Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2022: Mr. Sanyal: $124,807 and Mr. Giambattista: $249,680.

In October 2016, the Board approved the DCP and it became effective for 2017 compensation. In addition, the DCP assumed certain deferred compensation obligations from the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan in connection with the Spin-off. We also maintain the Varex Imaging Corporation Frozen Deferred Compensation Plan (the “Frozen DCP”), which assumed certain pre-Spin-off deferred compensation obligations from the Varian Frozen Deferred Compensation Plan. Since the Spin-off, no deferrals have been made under the Frozen DCP.
The DCP is designed to allow a select group of management and highly compensated employees, including its executive officers, to defer receipt of a specified percentage of their base salaries (up to 50%) and to allow its non-employee directors to defer receipt of their director fees (up to 100%). Further, we may make discretionary contributions on behalf of participants in the DCP. Deferred amounts under the DCP and Frozen DCP will be unfunded, unsecured obligations subject to the claims of our creditors. The payment of DCP and Frozen DCP benefits will be funded by its general assets, which may be held in a rabbi trust for this purpose.
Amounts deferred by a participant into the DCP and any employer contributions are credited to an unfunded bookkeeping account maintained on behalf of each participant. These amounts will be periodically adjusted for earnings and/or losses at a rate that is equal to the various hypothetical investment funds (also referred to as measurement funds) selected by the plan administrator and elected by the participant. Participants may reallocate previously invested money among each of the available measurement funds daily.
Under the DCP, a participant will be permitted to make separate distribution elections with respect to each year’s deferrals. These distribution elections will include the ability to elect a single lump sum payment or installment payments for up to 10 years following termination of employment. Deferrals also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election, and such deferrals will be paid in the form of a lump sum. Under the DCP, amounts credited as Company contributions are paid in the form of a lump sum following a participant’s separation from service.
Under the Frozen DCP, upon retirement, a participant’s accounts will be paid in a single lump sum payment or in installment payments of up to 15 years following retirement, as elected by the participant in accordance with the terms of the plan. Upon a pre-retirement termination of employment, a participant’s accounts will be paid in a lump sum (or if they equal or exceed $50,000 in the aggregate, in up to five annual installments if approved by the plan committee). Deferrals under the Frozen DCP also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election. Special rules also apply to distributions following a participant’s death or disability.
The DCP and Frozen DCP may be terminated by action of the Board. In the case of the DCP, upon termination, benefits will be distributed as soon as the plan and Section 409A of the Code permit. In the case of the Frozen DCP, upon termination, payments will generally be made in a lump sum but may be made in annual installments of up to fifteen years for plan terminations covering all participants that occur prior to a change in control, in each case, except as would cause plan benefits to become subject to Section 409A of the Code.
Potential Payments upon Termination or Change in Control
Each of our NEOs have entered into a Change in Control Agreement (“CIC Agreement”) that was approved by our Board. Under the CIC Agreements, if we terminate the NEO’s employment other than by reason of death, disability, or “cause”, or if the NEO voluntarily terminates for “good reason”, in either case, within 60 days prior to, or 18 months following, a change in control of the Company, then the NEO will be entitled to:
(i)
a lump sum severance payment,

(ii)
a lump sum payment equal to a pro rata portion of the NEO’s target bonus under our annual incentive plan,

(iii)
full vesting of all outstanding stock options and stock awards, and

(iv)
up to 18 months of Company paid COBRA premiums; provided, however, that if the payment of COBRA premiums is not permitted by applicable law, the NEO will instead receive a taxable lump sum payment equal to 18 months of COBRA premiums.

The amount of the lump sum severance payment in the case of each of the NEOs will be equal to a multiple of the sum of: (A) the NEO’s base salary and (B) the greater of (x) the NEO’s most recently established target annual bonus under our annual cash incentive plan and (y) the average annual cash incentive that was paid to the NEO in the three fiscal years ending prior to the date of termination under our annual cash incentive plan or Varian’s annual cash incentive plan. The severance multiple for Mr. Sanyal is 2.5. The severance multiple for Messrs. Giambattista, Hartmann, Maheshwari, and Ms. Honeysett is 2.0. If the NEO has not completed at least three full fiscal years of service with the Company prior to the NEO’s termination date, then the amount determined in (y) above will be based on the average annual cash incentive for the number of full fiscal years that the NEO has completed.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of 12 months, complying with certain non-solicitation and noncompetition provisions that are set forth in the NEO’s CIC Agreement.
In addition, if within 18 months after a change in control, the NEO incurs a separation from service by reason of the NEO’s death or disability, the NEO or, if applicable, the NEO’s estate will be entitled to death or long-term disability benefits from the Company no less favorable than the most favorable benefits to which the NEO would have been entitled had the death or disability occurred at any time during the period commencing one year prior to the change in control under the plans of the Company.
The CIC Agreements with the NEOs do not provide for tax gross ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each CIC Agreement instead contains a “better after tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Under the Company’s 2017 Stock Plan and 2020 Stock Plan, except as otherwise provided in the NEOs’ equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the consummation of the transaction. In these instances, stock option holders will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options before the termination of such awards.
The NEOs’ equity agreements provide that if the applicable NEO’s employment terminates due to death or disability, his or her unvested stock option and RSU awards will fully vest upon such termination. Vested stock options granted in 2017-19 may be exercisable for up to three years from the date his or her employment terminates due to death and one year from the date his or her employment terminates due to disability, unless in each case the stock option term expires earlier. Stock options granted under the 2020 Stock Plan, once vested, remain exercisable for up to one year upon a disability and for the remainder of the option term in the instance of a retirement or death.
Potential Payments Table
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if (i) a change in control occurred on September 30, 2022 and the NEO experienced a qualifying termination of employment on that date, (ii) a corporate transaction occurred on September 30, 2022 and the NEO’s equity awards are not assumed, continued, or substituted, or (iii) the NEO died or experienced a qualifying disability on September 30, 2022. These amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price of $21.14 on September 30, 2022 and do not take into account the “better after tax” provision in the CIC Agreements.
These benefits are in addition to the benefits under then exercisable stock options, the benefits under the DCP which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under our broad based 401(k) plan. No additional benefits are provided to NEOs upon retirement.
The benefits payable as a result of a termination of employment in connection with a change in control as reported in the columns of this table are as follows:

•
Cash Severance Benefit:   Cash severance equal to 2.5 times (Sanyal) and 2.0 (all others) the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years.

•
Annual Bonus:   A lump sum pro rata bonus at target for the applicable performance period when termination occurs.

•
Benefits Continuation:   Costs for benefits continued for 18 months including: Medical, dental and vision insurance.

•
Equity Awards:   Each outstanding equity award that is subject to vesting provisions will vest in full.

•
Excise Tax:   Each change in control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The cash severance amount in the table below does not contain any reduction in cash severance under this provision.

The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to several factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s current base salary, and the “better after tax” provision in the CIC Agreements.
Potential Payments upon Termination of Employment in Connection with a Change in Control
Name	Cash Severance	Benefit Continuation	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	$3,690,000	$26,632	$0	$3,376,544	$7,093,176
Shubham Maheshwari	$1,564,200	$0	$1,211,908	$1,095,433	$3,871,541
Kimberley E. Honeysett	$1,178,000	$26,632	$0	$596,613	$1,801,245
Brian W. Giambattista	$1,178,000	$18,872	$0	$579,363	$1,776,235
Andrew J. Hartmann	$1,193,500	$18,872	$0	$583,654	$1,796,026

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 30, 2022 ($21.14).

Potential Payments upon Death or Disability
Name	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	$0	$3,376,544	$3,376,544
Shubham Maheshwari	$1,211,908	$1,095,433	$2,307,341
Kimberley E. Honeysett	$0	$596,613	$596,613
Brian W. Giambattista	$0	$579,363	$579,363
Andrew J. Hartmann	$0	$583,654	$583,654

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 30, 2022 ($21.14).

Compensation of Directors
This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal year 2022. Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Mr. Sanyal) receive no compensation for their services as directors.
Each year the Compensation Committee and the Board review our director compensation program with the Compensation Committee’s independent compensation consultant. In fiscal year 2022, the Compensation Committee’s independent consultant did not recommend, and the Board did not make, any changes to our director compensation program.
Component	Description
Annual Retainer	• $65,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Non-Executive Board Chair Retainer	• Additional $40,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Committee Member Retainer
– Audit	• $15,000 in cash
– Compensation	• $8,000 in cash
– Nominating	• $7,000 in cash,
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service.
Committee Chair Retainers
– Audit	• $30,000 in cash
– Compensation	• $18,000 in cash
– Nominating	• $15,000 in cash
Payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Annual Equity
•
On or about our annual meeting of stockholders, non-employee directors will receive an annual award of DSUs with a grant date fair value of $160,000, and the non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $60,000. For fiscal year 2022, the annual grant was made on February 10, 2022.

•
DSUs vest 100% after the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs after the grant date, subject to the applicable director’s continued service; provided however, that such DSUs will vest in full upon the earlier of (i) a termination of service due to the applicable director’s death, disability, retirement or (ii) a change in control of the Company.

•
The DSUs will generally be settled for shares of our common stock on the earlier of (i) the applicable director’s termination of service for any reason, (ii) the third anniversary of the date of grant, (iii) a change in control of the Company or (iv) the applicable director’s death.

Component	Description
Share Ownership Guidelines	• Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees.
• Shares underlying DSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines.

•
Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director; all non-employee directors have met the guidelines or are on track to do so within five years of joining the Board.

Non-employee directors may elect to defer their cash retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. Please refer to the discussion in “— Nonqualified Deferred Compensation” above for more information. All directors are reimbursed for reasonable out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs.
The following table sets forth the compensation received by each non-employee director during fiscal year 2022:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kathleen L. Bardwell(2)	$22,000	$85,918	—	—	$107,918
Jocelyn Chertoff, M.D.(3)	$95,000	$159,983	—	—	$254,983
Timothy E. Guertin	$80,000	$159,983	—	—	$239,983
Jay K. Kunkel(4)	$88,000	$159,983	—	—	$247,983
Ruediger Naumann-Etienne, PhD(5)	$128,000	$219,992	—	—	$347,992
Walter M Rosebrough, Jr.	$90,000	$159,983	—	—	$249,983
Christine A. Tsingos	$102,000	$159,983	—	—	$261,983

(1)
This column represents the aggregate grant date fair value of DSUs granted in fiscal year 2022, computed in accordance with ASC 718. The grant date fair value for DSU awards granted in fiscal year 2022 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

(2)
Ms. Bardwell joined the Board effective July 29, 2022 and amounts represent pro-rata payment of applicable compensation.

(3)
Annual cash director fees were deferred into the DCP.

(4)
Does not include an amount of $24,000 earned in fiscal year 2018 and paid in fiscal year 2022.

(5)
Mr. Naumann-Etienne will not seek re-election to the Board at our 2023 Annual Meeting.

The following table sets forth the aggregate number of outstanding DSUs held by each nonemployee director as of the end of fiscal year 2022:
Name	Outstanding DSUs
Kathleen L. Bardwell	3,619
Jocelyn D. Chertoff, M.D	19,614
Timothy E. Guertin	18,294
Jay K. Kunkel	19,614
Ruediger Naumann-Etienne, PhD	26,971
Walter M Rosebrough, Jr.	19,614
Christine A. Tsingos	19,614
In November 2022, the Board modified the director compensation program such that commencing in fiscal year 2023, the Non-Executive Board Chair Retainer will be reduced to $35,000 from $40,000 and the additional annual equity award payable to the non-employee chair of the Board of Directors will be reduced from a grant date fair value of $60,000 to a grant date fair value of $35,000.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2022 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2022.
CEO Pay Ratio
For fiscal year 2022, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $64,197, and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $4,479,188. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median off all employees was 69.8:1.
Employees Included.   October 1, 2022 was used to determine the median employee (the “determination date”). At the determination date, we had 2,297 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our CEO).
Selecting Median Employee.   In identifying the median employee, we used base salary (or hourly rate multiplied by 2022 work schedule for hourly employees) for fiscal year 2022 plus each employees’ annual cash incentive opportunity as of the determination date (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. There were two median employees identified. In accordance with SEC rules, we selected the employee with the most representative set of compensation components with respect to our workforce as a whole.
The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Nominating Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship with the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Nominating Committee has, however, determined that a related person does not have a direct or indirect material interest in the following categories of transactions:
•
any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue, and the related person is not involved in the decision-making process for such transaction;

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, and the related person is not involved in the decision-making process for such transaction;

•
compensation to executive officers determined by the Compensation Committee;

•
compensation to directors determined by the Board; and

•
transactions in which all security holders receive proportional benefits.

Transactions involving related persons that are not included in one of the above categories are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate, or take other action with respect to the transaction in its discretion. There were no related party transactions outside the above categories during fiscal year 2022.

VAREX IMAGING CORPORATION 1678 S. PIONEER ROADSALT LAKE CITY, UT 84104 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VREX2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 8, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD93598-P83194VAREX IMAGING CORPORATIONThe Board of Directors recommends you vote FORthe following:1. To elect seven directors to serve until the 2024Annual Meeting of Stockholders.Nominees:1a. Kathleen L. Bardwell1b. Jocelyn D. Chertoff, M.D.1c. Timothy E. Guertin1d. Jay K. Kunkel1e. Walter M Rosebrough, Jr.1f. Sunny S. Sanyal1g. Christine A. TsingosFor Withhold AbstainThe Board of Directors recommends you vote FORthe following proposal:2. To approve, on an advisory basis, our executivecompensation as described in the accompanyingProxy Statement.The Board of Directors recommends you vote FORthe following proposal:3. To ratify the appointment of Deloitte & Touche LLPas our independent registered public accountingfirm for fiscal year 2023.NOTE: The proxyholders are authorized to vote on anyother business as is properly brought before the AnnualMeeting for action in accordance with their judgmentas to the best interests of Varex Imaging Corporation.For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D93599-P83194VAREX IMAGING CORPORATION2023 Annual Meeting of StockholdersFebruary 9, 2023 5:30 PM Mountain TimeThis proxy is solicited by the Board of DirectorsThestockholder(s) hereby appoint(s) Sunny S. Sanyal and Kimberley E. Honeysett, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAREX IMAGING CORPORATION that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 5:30 PM, Mountain Time on February 9, 2023, and any adjournment or postponement thereof. This 2023 Annual Meeting of Stockholders will be held virtually and may be accessed by visitingwww.virtualshareholdermeeting.com/VREX2023.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side